SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Saia, Inc.
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Notice of Annual Meeting of Stockholders

To be held April 25, 2024

March 18, 2024

To Our Stockholders:

We cordially invite you to attend the 2024 annual meeting of stockholders of Saia, Inc. The meeting will be held in a virtual format on April 25, 2024, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the annual meeting physically but will be able to participate by submitting questions and voting online. To be admitted to the virtual annual meeting at www.meetnow.global/MT7RVRY, you must enter the control number found on your proxy card, voter instruction form or the notice. A list of stockholders entitled to vote will be available via electronic link during the whole time of the annual meeting once you are admitted to the meeting room. We look forward to your participation.

The purpose of the meeting is to:

1.	Elect ten directors for a one-year term;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

3.	Vote on an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions;

4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2024; and

5.	Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 4, 2024 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Douglas L. Col

Secretary

Please complete, date, sign and return the accompanying proxy card, voter instruction card, or vote by telephone or the internet. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada. Alternatively, you may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

Proxy Summary

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the 2023 performance of Saia, Inc. (the “Company”), please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 Annual Meeting of Stockholders

•	Date and Time:

April 25, 2024, 10:30 a.m., Eastern Daylight Time

•	Virtual:

Attend the annual meeting online, including voting and submitting questions at:

www.meetnow.global/MT7RVRY

•	Record Date:

March 4, 2024

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Ten Directors (page 2)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 60)	FOR
Amend and Restate the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and Make Various Conforming and Technical Revisions (page 61)	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm (page 63)	FOR

2023 Business Highlights

In 2023, the Company continued to effectively execute its long-term strategic plan and delivered strong operating results. The following tables illustrate the three-year directional relationship between Company performance, based on three of the Company’s key operating and financial metrics, and the compensation (as defined in the Summary Compensation table on page 40) of Saia’s Chief Executive Officer.

2024 Proxy Statement	SAIA, INC.	i

PROXY SUMMARY

Director Nominees (page 2)

The Board of Directors currently consists of ten directors, and the terms of these directors will expire at the upcoming annual meeting. The Board of Directors has nominated the following persons as directors for terms expiring at the 2025 annual meeting of stockholders. Each nominee is currently a director of Saia and if elected at the upcoming annual meeting, these nominees will continue as directors. Proxies cannot be voted for a greater number of persons than the ten nominees named herein

Name	Age	Director Since	Primary Occupation	Committee Memberships
Di-Ann Eisnor*	51	2017	Chief Executive Officer of Journey Builders, Inc. d/b/a Crews by Core	Compensation and Human Capital
Donna E. Epps*	59	2019	Retired Partner, Deloitte LLP	Audit, Nominating and Governance
John P. Gainor, Jr.*	67	2016	Retired Chief Executive Officer and President of International Dairy Queen, Inc.	Nominating and Governance
Kevin A. Henry*	56	2021	Executive Vice President and Chief People Officer at PulteGroup, Inc.	Audit, Compensation and Human Capital
Frederick J. Holzgrefe, III	56	2019	President & Chief Executive Officer of Saia, Inc.	None
Donald R. James*	51	2021	Chief Executive Officer at Solero Technologies, LLC	Audit
Randolph W. Melville*±	65	2015	Retired Senior Vice President and General Manager, Western Division of Frito-Lay North America	Compensation and Human Capital, Nominating and Governance
Richard D. O’Dell	62	2006	Chairman of the Board and Retired Chief Executive Officer of Saia, Inc.	None
Jeffrey C. Ward*	65	2006	Vice President & Partner at A.T. Kearney, Inc.	Compensation and Human Capital, Nominating and Governance
Susan F. Ward*	63	2019	Retired VP and Chief Accounting Officer of United Parcel Service, Inc.	Audit

*	Independent Director

±	Lead Independent Director for 2023

Management Proposals (pages 60-64)

1.

Advisory Vote to Approve Executive Compensation. We are asking stockholders to approve on an advisory basis our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in attracting, motivating and retaining talented executive officers and aligning the executives’ long-term interests with those of our stockholders.

2.

Vote on an Amendment and Restatement of the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and Make Various Conforming and Technical Revisions. In light of recent changes to Delaware corporate law, we are asking stockholders to approve a Second Amended and Restated Certificate of Incorporation to limit the personal monetary liability of certain officers for breach of the fiduciary duty of care in limited circumstances, and to make various conforming and technical changes.

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our auditors for 2024.

ii	SAIA, INC.	2024 Proxy Statement

PROXY SUMMARY

Corporate Governance (page 13)

The following are highlights of Saia’s corporate governance practices:

•

Separate Chief Executive Officer and Chairman of the Board. Maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

•

The Board has a Lead Independent Director. The Lead Independent Director position ensures the Board has a director in a leadership position that is “independent” under applicable rules of the Nasdaq Global Select Market. The Lead Independent Director is elected annually by the independent directors. For 2023, the Lead Independent Director was Randolph W. Melville.

•	Saia has a Diverse Board. Of the ten members of Saia’s Board, three are women and four are ethnically diverse.

•	Commitment to Board Refreshment. Of the ten members of Saia’s Board, five have joined the Board in the last five years.

•

All Directors are Elected for One-Year Terms. The Board initiated and the stockholders approved the phased elimination of the staggered election of directors at the 2021 annual meeting of stockholders. Commencing with the 2024 annual meeting, the Company’s Board is no longer staggered and all directors are elected for one-year terms.

•

Board Oversight of Risk Management. The Board executes its oversight responsibility both through active review and discussion of key risks facing the Company and by delegating certain oversight responsibilities to Board Committees.

•

Majority Voting for Director Elections. Saia’s Bylaws require that, in an uncontested election, a nominee to the Board must receive more votes cast for than against his or her election in order to be elected to the Board. If an incumbent director fails to receive a majority of the vote for reelection in an uncontested election, the Nominating and Governance Committee recommends to the full Board whether to accept or reject the nominee’s previously submitted resignation, and the full Board makes the final determination. We believe the ability of stockholders to vote for or against a director, as opposed to merely withholding a vote for a director, increases accountability to stockholders. The election of directors at the 2024 annual meeting of stockholders is an uncontested election.

•

Three Standing Committees of the Board of Directors: the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee. Saia’s Board Committees are comprised entirely of independent directors. Saia’s Committee charters are available free of charge on the Company’s website (www.saia.com) under the Investor Relations section.

•

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines that apply to all officers who are eligible to receive long-term incentives, including all Named Executive Officers, and to Saia’s directors.

•

Annual Board and Committee Evaluations. The Board conducts annual Board and Committee performance evaluations that are intended to determine whether the Board and each of its Committees are functioning effectively and to provide them with an opportunity to reflect on and improve processes and effectiveness.

•

Clawback Policies. The Company has a Clawback Policy applicable to certain current and former executive officers that complies with new Nasdaq listing standards and an Incentive Compensation Recovery Policy applicable to certain current and former officers, senior managers and executives granting Saia discretion to clawback incentive compensation if such individual engages in “Improper Conduct” or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

•

Policy Against Hedging and Pledging of Saia Stock. Directors and employees subject to the Company’s insider trading policy may not engage in short sales of Saia common stock, in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company. Additionally, directors and such employees are prohibited from holding Saia common stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

2024 Proxy Statement	SAIA, INC.	iii

PROXY SUMMARY

Executive Compensation Highlights (page 24)

•

2023 Say-on-Pay Results. In 2023, holders of 95.8% of our stock voting on the question approved on an advisory basis the compensation paid to our Named Executive Officers as described in the 2023 proxy statement. The chart below shows the Company’s “say-on-pay” results over the past five years:

2023 Compensation Summary

Below is a summary of compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2023.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frederick J. Holzgrefe, III President & Chief Executive Officer (PEO)	910,000	—	3,382,889	1,277,276	160,694	5,730,859
Douglas L. Col Executive Vice President & Chief Financial Officer (PFO)	523,120	—	1,070,024	533,981	82,661	2,209,786
Raymond R. Ramu Executive Vice President & Chief Customer Officer	570,960	—	1,414,938	582,877	88,188	2,656,962
Patrick D. Sugar Executive Vice President of Operations	491,573	—	1,218,358	501,826	68,854	2,280,612
Rohit Lal Executive Vice President & Chief Information Officer	394,160	—	366,516	251,500	72,539	1,084,714

See also the narrative and footnotes accompanying the Summary Compensation Table on page 40.

Important Dates for 2025 Annual Meeting of Stockholders (page 72)

Any stockholder who intends to present a proposal (other than nomination of directors) at the annual meeting in 2025 must deliver such proposal to Saia’s Corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 17, 2024, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 26, 2024, and on or before January 25, 2025, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

iv	SAIA, INC.	2024 Proxy Statement

PROXY SUMMARY

Cautionary Note Regarding Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, made in this proxy statement are forward-looking. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this proxy statement and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Factors, risks, uncertainties and assumptions that could cause our actual results to differ significantly from management’s expectations are described in our 2023 Annual Report on Form 10-K. Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2024 Proxy Statement	SAIA, INC.	v

SAIA, INC.

11465 Johns Creek Parkway, Suite 400

Johns Creek, Georgia 30097

2024 PROXY STATEMENT

The Board of Directors (the “Board”) of Saia, Inc. (“Saia” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2024 annual meeting of stockholders. The meeting will be held in a virtual format on April 25, 2024, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the annual meeting physically. To be admitted to the virtual annual meeting at www.meetnow.global/MT7RVRY, you must enter the control number found on your proxy card, voter instruction form or the notice you previously received. At the meeting, stockholders will vote on (a) the election of ten directors, (b) an advisory basis to approve the compensation of Saia’s Named Executive Officers, (c) an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions, (d) the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2024, and (e) the transaction of any other business that may properly come before the meeting, and any postponement or adjournment of the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the internet or by telephone), you authorize Frederick J. Holzgrefe, III and Richard D. O’Dell and each of them to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Stockholders for the fiscal year ended December 31, 2023, which includes Saia’s audited annual consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 18, 2024.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

2024 Proxy Statement	SAIA, INC.	1

Proposal 1 – Election of Directors

Stockholders approved the phased elimination of the staggered election of directors at the Company’s 2021 annual meeting of stockholders. Commencing with the 2024 annual meeting, the Company’s Board is no longer staggered and all directors are elected for a one-year term. The Board of Directors currently consists of ten directors.

The Board of Directors has nominated Di-Ann Eisnor, Donna E. Epps, John P. Gainor, Jr., Kevin A. Henry, Frederick J. Holzgrefe, III, Donald R. James, Randolph W. Melville, Richard D. O’Dell, Jeffrey C. Ward and Susan F. Ward for election as directors for terms expiring at the 2025 annual meeting of stockholders. Each nominee currently serves as a director.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you vote “against” or “abstain”. Proxies cannot be voted for a greater number of persons than the ten nominees named herein.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees have a reputation for high personal and professional ethics, integrity, values and character. Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive and operations management, strategic planning, sales and marketing, the less-than-truckload (“LTL”) and transportation industry, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee is committed to achieving, monitoring and improving on the Company’s business strategy.

Your Board of Directors unanimously recommends that you vote “FOR” the election of each of the ten nominees.

2	SAIA, INC.	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Nomination Process

•	Number of New Directors in Last Five Years: 5 Directors

•	Average Tenure of Directors: 8 Years

•	Average Age of Directors: 60 Years

•	Percentage of Woman Directors: 30%

•	Percentage of Ethnically Diverse Directors: 40%

•	Percentage of Independent Directors: 80%

The Nominating and Governance Committee is responsible for recommending director candidates to the Board of Directors. The Nominating and Governance Committee will apply the criteria set forth in the Corporate Governance Guidelines when considering whether to recommend any candidate as a director nominee, including candidates recommended by stockholders. The Nominating and Governance Committee seeks nominees with a broad range of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Corporate Governance Guidelines include director qualification standards that provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The Nasdaq Global Select Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 72; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the best interests of the Company and its stockholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•

Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee may seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders, the Company’s management and professional recruitment firms). The Nominating and Governance Committee evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Nominating and Governance Committee seeks to identify and recruit the best available candidates. The Committee evaluates qualified candidates recommended by stockholders on the same basis as those submitted by other sources. Stockholders who wish to recommend a candidate for director or nominate a candidate for election at an annual meeting should follow the procedures described on page 71.

2024 Proxy Statement	SAIA, INC.	3

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Diversity

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects the Board’s commitment to diversity. When identifying candidates for the Board, the Board endeavors to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen. Of the ten members of Saia’s Board, three are women and four are ethnically diverse.

Board Diversity Matrix (As of March 1, 2024)
Total Number of Directors	10

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Number of directors based on gender identity	7	3	0	0
Part II: Demographic Background
African American or Black	3	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Undisclosed	0

Board Diversity Matrix (As of March 1, 2023)
Total Number of Directors	10

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Number of directors based on gender identity	7	3	0	0
Part II: Demographic Background
African American or Black	3	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Undisclosed	0

4	SAIA, INC.	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Skills

Skills	Number of Directors
Previous or Current Senior Executive	8
Trucking or Logistics Experience	7
Strategic Planning	9
Operations Experience	8
Financial or Accounting	5
Enterprise Risk Management	7
Information Technology or Cybersecurity	3
Human Capital Management	4
Health & Safety	3
Sales & Marketing	3
Environmental	3
Innovation, Engineering & Disruptive Technologies	4
Equipment Operations	3
Investor Relations & Communications	5
Commercial Real Estate	2

Board Refreshment

In the past five years, the Company has refreshed its Board by adding five new directors, four of whom are independent. The Company believes that it benefits from having longer tenured directors, including our Chairman, on the Board who are familiar with the Company’s business. We believe the average tenure of our directors of eight years reflects the balance the Board seeks between different perspectives brought by longer-serving directors and new directors.

2024 Proxy Statement	SAIA, INC.	5

PROPOSAL 1 – ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTOR NOMINEES

The following tables set forth certain information regarding each nominee for director of the Company. The information presented includes information provided to the Company by each nominee including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of Saia.

DI-ANN EISNOR

Director Since: 2017 Age: 51 Committee Membership: • Compensation and Human Capital

Qualifications:

Ms. Eisnor is the co-founder and serves as Chief Executive Officer of Journey Builders, Inc. d/b/a Crews by Core, a venture-backed construction labor marketplace, since 2019. Ms. Eisnor was an executive of The We Company, a real estate leasing company and a part of the We Work Companies, from February 2019 until her departure in October 2019. In this position, she was responsible for development of their cities platform. Prior to that time, she was Director of Growth of Waze Inc., a crowd-sourced navigation and real-time traffic application owned by Alphabet, Inc. Ms. Eisnor was with Waze starting in 2009, when she founded its U.S. office. Prior to joining Waze, Ms. Eisnor was co-founder and Chief Executive Officer of Platial Inc., a collaborative, user-generated cartographic website. Ms. Eisnor brings to the Board significant entrepreneurial experience with disruptive technologies focused on the transportation industry and in building and leading marketing services and geo-mapping businesses.

Other Public Company Directorships

Current: Ms. Eisnor serves as an independent director and member of the audit committee, nominating and corporate governance committee and chair of the compensation committee of CXApp Inc. (formerly KINS Technology Group).

6	SAIA, INC.	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

DONNA E. EPPS

Director Since: 2019 Age: 59 Committee Membership: • Audit • Nominating and Governance

Qualifications:

Ms. Epps was with Deloitte LLP, a multi-national professional services network, for over 31 years. Ms. Epps served as an attest Partner of Deloitte LLP from 1998 through 2003 and as a Risk and Financial Advisory Partner of Deloitte LLP from 2004 until her retirement in 2017. Ms. Epps brings to the Board significant audit, governance, risk and compliance experience as a provider of attest and consulting services to private and public companies across multiple industries. Ms. Epps qualifies as an “audit committee financial expert.”

Other Public Company Directorships

Current: Ms. Epps serves as an independent director and member of the nominating and corporate governance committee and chair of the audit committee of Texas Pacific Land Corporation and as an independent director and chair of the audit committee and member of the compensation and nominating and corporate governance committees of Texas Roadhouse, Inc.

2024 Proxy Statement	SAIA, INC.	7

PROPOSAL 1 – ELECTION OF DIRECTORS

JOHN P. GAINOR, JR.

Director Since: 2016 Age: 67 Committee Membership: • Nominating and Governance

Qualifications:

Mr. Gainor served as the President and Chief Executive Officer of International Dairy Queen, Inc., a multi-national fast food chain and a subsidiary of Berkshire Hathaway, from 2008 until his retirement in 2017. Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO. From 2000-2003, Mr. Gainor was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation, and Warner Lambert Corporation. Mr. Gainor brings significant business experience to the Board as the former President and Chief Executive Officer of an internationally-known fast food restaurant chain, and based on over 40 years’ of experience in logistics, supply chain and transportation.

Other Public Company Directorships

Previous: He previously served as an independent director and member of the nominating and governance committee of Bloomin’ Brands, Inc. from 2020 to 2023. He also served as an independent director and member of the audit and finance committees of Jack in the Box Inc. from 2019 to 2021. He also served as an independent director and member of the compensation committee of TreeHouse Foods, Inc. from 2021 to 2022.

8	SAIA, INC.	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

KEVIN A. HENRY

Director Since: 2021 Age: 56 Committee Membership: • Audit • Compensation and Human Capital

Qualifications:

Mr. Henry has served as Executive Vice President and Chief People Officer at PulteGroup, Inc., a residential home construction company, since June 2023. He was previously Chief People Officer at BlueLinx Holdings Inc., a wholesale distributor of building and industrial products, from March 2022 to June 2023 and Executive Vice President and Chief Human Resources Officer at Extended Stay America, a national hotel company, from 2014 to 2022. From 2010 to 2014, Mr. Henry served as Senior Vice President and Chief Human Resources Officer of Snyder’s-Lance, Inc., a national snack food company. Prior to that, Mr. Henry served in a variety of positions at Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, including as Chief Human Resources Officer from 2007 to 2010 and Senior Vice President of Human Resources from 2001 to 2007. Mr. Henry brings to the Board significant experience in employee relations, organizational development and human capital management.

FREDERICK J. HOLZGREFE, III

Director Since: 2019 Age: 56 Committee Membership: • None

Qualifications:

Mr. Holzgrefe has been President and Chief Executive Officer of Saia, Inc. since April 2020. He served as President and Chief Operating Officer of Saia, Inc. from May 2019 to April 2020 and as President, Chief Operating Officer and Chief Financial Officer from January 2019 to May 2019. Previously, he was Executive Vice President and Chief Financial Officer of the Company from July 2017 to January 2019. Mr. Holzgrefe joined the Company in September 2014 as Vice President and Chief Financial Officer of the Company. Mr. Holzgrefe’s prior experience includes tenure in food and technology businesses and banking and financial advisory services. Mr. Holzgrefe brings extensive knowledge about the Company and its operations to the Board. He also has significant operational and financial experience in a broad range of industrial and distribution related businesses.

2024 Proxy Statement	SAIA, INC.	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DONALD R. JAMES

Director Since: 2021 Age: 51 Committee Membership: • Audit

Qualifications:

Dr. James has served as the Chief Executive Officer of Solero Technologies, LLC, a global supplier of solenoids, accumulators and control modules to the automotive industry and industrial sector, since April 2022. Previously, he was President of the Americas for Joyson Safety Systems, a provider of safety components and systems to automotive and non-automotive markets, from 2019 to 2021. Dr. James was with Continental A.G., a multi-national automotive parts manufacturing company, starting in 2005 and led various functional areas primarily related to automotive safety, technology development and production. He served as Continental A.G.’s Vice President of Hydraulic Brake Systems for North America from 2017 to 2019. Dr. James brings to the Board significant commercial vehicle industry experience in the technology space around alternative fuels, vehicle safety and autonomy. In addition, he brings experience with sustainability and green initiatives.

10	SAIA, INC.	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

RANDOLPH W. MELVILLE

Director Since: 2015 Age: 65 Committee Membership: • Compensation and Human Capital • Nominating and Governance

Qualifications:

Mr. Melville was the Senior Vice President and General Manager for the Western Division of PepsiCo’s Frito-Lay North America, a manufacturer, marketer and seller of convenience foods, until his retirement in 2017. In that position, he was accountable for all aspects of the company’s western division performance, including sales, operations, supply chain, finance, human resources and strategic planning. Prior to his 20-plus years at Frito-Lay, Mr. Melville served as a Senior Vice President at Maytag Corporation from 1999-2001 and held various sales and marketing leadership positions with Procter & Gamble Distributing Company from 1981 to 1993. Mr. Melville brings significant national sales, marketing, operations and supply chain experience to the Board. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources. Mr. Melville serves as Saia’s Lead Independent Director.

Other Public Company Directorships

Current: Mr. Melville serves on the Board of Trustees and is a member of the distribution and technology committee and human resources, nominating and corporate governance committee of The Northwestern Mutual Life Insurance Company and serves as an independent director and member of the audit and nominating and governance committees of GMS, Inc.

Previous: Mr. Melville previously served as an independent director and member of the compensation committee of Interline Brands, Inc.

RICHARD D. O’DELL

Director Since: 2006 Age: 62 Committee Membership: • None

Qualifications:

Mr. O’Dell is Non-Executive Chairman of the Board of Directors of Saia, Inc. He served as Chief Executive Officer of Saia, Inc. from December 2006 until his retirement in April 2020. Mr. O’Dell joined the Company in 1997 and served in various executive and financial positions until his appointment as Chief Executive Officer. Mr. O’Dell brings extensive knowledge and understanding of the Company and the LTL industry to the Board through his experience as the former Chief Executive Officer of the Company. Additionally, he has experience in public accounting as a certified public accountant.

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PROPOSAL 1 – ELECTION OF DIRECTORS

JEFFREY C. WARD

Director Since: 2006 Age: 65 Committee Membership: • Compensation and Human Capital • Nominating and Governance

Qualifications:

Mr. Ward is a Vice President and Partner of A.T. Kearney, Inc., a global management consulting firm. Mr. Ward joined A.T. Kearney, Inc. in 1991. Mr. Ward’s experience at A.T. Kearney is focused on the North American transportation market. Additionally, he has experience in a privately-held LTL company. Mr. Ward brings to the Board significant knowledge in the areas of transportation, corporate and marketing strategy, post-merger integration, restructuring and privatization, network operations, mergers and acquisitions and operations effectiveness.

SUSAN F. WARD

Director Since: 2019 Age: 63 Committee Membership: • Audit

Qualifications:

Ms. Ward served as Vice President and Chief Accounting Officer of United Parcel Service, Inc., a multi-national shipping and supply chain management company, from 2015 until her retirement in 2019. Prior to her appointment as Chief Accounting Officer she served in various finance-and accounting-related positions during her 27 years at UPS. Prior to UPS, Ms. Ward spent 10 years at Ernst & Young in Assurance Services. Ms. Ward brings years of industry experience as a senior financial executive of a multi-national transportation business, as well as public accounting and non-profit board experience. Ms. Ward qualifies as an “audit committee financial expert.”

Other Public Company Directorships

Current: Ms. Ward serves as an independent director and chair of the audit committee of Ecovyst Inc. and as an independent director, member of the risk management & compliance committee and chair of the audit & finance committee of Global Business Travel Group, Inc.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines establishing guidelines and standards with respect to Board governance and meetings, Board composition and diversity, selection and election of directors, director responsibility, director access to management and independent advisors and non-employee director compensation. The Nominating and Governance Committee of the Board regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted.

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Company’s Code of Business Conduct and Ethics, as well as its Corporate Governance Guidelines, are available on the Company’s website, www.saia.com/about-us/investor-relations/governance.

Director Independence

In February 2024, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”) and determined that each of Di-Ann Eisnor, Donna E. Epps, John P. Gainor, Jr., Kevin A. Henry, Donald R. James, Randolph W. Melville, Jeffrey C. Ward, and Susan F. Ward qualifies as an independent director under such rules and regulations. Mr. O’Dell, as a result of serving as Chief Executive Officer until April 2020, and Mr. Holzgrefe, as a result of his current service as President and Chief Executive Officer, are not independent.

Director Compensation

Our non-employee directors receive annual compensation as shown in the tables below for service on the Board. Director compensation is approved by the Board based on the recommendation of the Compensation and Human Capital Committee, except the Compensation and Human Capital Committee sets the number of shares of restricted stock to be issued to non-employee directors each year. To assist the Compensation and Human Capital Committee in its recommendation, the Committee’s executive compensation consultant conducts an annual review of Saia’s non-employee director compensation program to assess the competitiveness of the compensation program for non-employee directors and advises the Committee of recent market trends as to director compensation. As part of the review, the consultant analyzes Saia’s non-employee director compensation relative to a composite of peer group data and relevant cross-industry survey data. Based in part on the consultant’s study, the Compensation and Human Capital Committee annually makes a recommendation concerning non-employee director compensation for approval by the full Board.

The amounts payable to non-employee directors for 2023 are indicated below:

•	Annual retainer of $65,000

•	Additional annual retainers for the following:

–	Chairman - $100,000

–	Lead Independent Director - $20,000

–	Audit Committee Chair - $15,000

–	Audit Committee Member - $10,000

–	Compensation and Human Capital Committee Chair - $15,000

–	Compensation and Human Capital Committee Member - $7,500

–	Nominating and Governance Committee Chair - $10,000

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CORPORATE GOVERNANCE

–	Nominating and Governance Committee Member - $5,000

•	Grant of shares of restricted stock with a target value of $110,000

There are no separate fees paid for meeting attendance. If a director serves on more than one Committee, additional compensation is paid for each Committee. All non-employee directors are reimbursed for travel and other out-of-pocket incidental expenses related to meetings.

As a result of the assessment of non-employee director compensation by the Compensation and Human Capital Committee in December 2023, the Board has approved increases in the Chair retainer from $100,000 to $125,000, the Lead Independent Director retainer from $20,000 to $30,000, and the retainer for Nominating and Governance Committee members from $5,000 to $7,500. These increases will be effective immediately after the annual meeting of stockholders in April 2024. In addition, the Compensation and Human Capital Committee has approved an increase in the target value of stock to be issued to non-employee directors from $110,000 to $160,000, effective in May 2024. These are the first increases in non-employee director compensation since 2020. These future compensation increases are intended to align Saia’s non-employee director compensation with the market median.

The 2018 Omnibus Incentive Plan governs grants of restricted stock to non-employee directors. Under the 2018 Omnibus Incentive Plan, each non-employee director has the option to receive up to 100% of his or her annual Board and Committee retainers in shares of common stock in lieu of cash, with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of grant.

Under the 2018 Omnibus Incentive Plan, the Compensation and Human Capital Committee is to approve an annual grant of restricted stock to each non-employee director, with the value on the grant date not to exceed $500,000. The shares of restricted stock are issued on May 1st each year, or the first business day after May 1st each year. For 2023, each non-employee director serving as of May 1, 2023, received 379 shares of restricted stock. This number was determined by the Compensation and Human Capital Committee based on its decision to award non-employee directors restricted stock with a value of $110,000 using the closing stock price on February 8, 2023, which was the date of the Committee’s decision.

For 2024, shares of restricted stock will be issued to non-employee directors under the 2018 Omnibus Incentive Plan. The Compensation and Human Capital Committee approved a grant of 301 shares of restricted stock to each non-employee director based on its decision to award restricted stock with a value of $160,000 using the closing stock price on February 6, 2024. These shares of restricted stock are to be issued on May 1, 2024.

The restricted stock issued in 2023 is subject to a one-year cliff vesting restriction and the shares of restricted stock to be issued in May 2024 will also be subject to a one-year cliff vesting restriction. In each case, any unvested shares will become fully vested upon cessation of the director’s service on the Board (other than for cause) or upon a change in control of the Company.

Under the Director’s Deferred Fee Plan, non-employee directors may defer all or a portion of annual fees earned. The deferrals are converted into phantom stock units equivalent to the value of Company common stock. Upon the director’s termination, death or disability, accumulated deferrals are distributed in the form of Company common stock in accordance with elections made by the directors. The following non-employee directors held phantom stock units under the Director’s Deferred Fee Plan as of December 31, 2023, for the following number of shares: Ms. Epps 548; Mr. Gainor 17,215; Mr. Henry 1,890; Mr. Melville 22,284; Mr. Ward 56,072 and Ms. Ward 2,104.

Directors who are Company employees do not receive any additional compensation for their service as directors. Mr. Holzgrefe, as an employee of Saia, did not receive any compensation for his service as a director in 2023.

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CORPORATE GOVERNANCE

The following table sets forth all compensation earned by the Company’s non-employee directors for service as a director for the year ended December 31, 2023. Mr. Holzgrefe’s compensation is shown in the “Summary Compensation Table” herein.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Di-Ann Eisnor	—	182,635	182,635
Donna E. Epps	80,000	110,221	190,221
John P. Gainor, Jr.	—	180,308	180,308
Kevin A. Henry	—	192,814	192,814
Donald R. James	75,000	110,221	185,221
Randolph W. Melville	—	222,768	222,768
Richard D. O’Dell	165,000	110,221	275,221
Jeffrey C. Ward	—	197,758	197,758
Susan F. Ward	90,000	110,221	200,221
(1)	Amounts represent cash payments in 2023 for Board and Committee service.

(2)

Amount of cash fees deferred under the Director’s Deferred Fee Plan with phantom stock units in 2023: Mr. Gainor $70,000; Mr. Henry $82,500; Mr. Melville $112,500; and Mr. Ward $87,500. Ms. Eisnor received 249 shares in lieu of cash fees.

(3)	This column represents the dollar amount of aggregate grant date fair value of stock granted in 2023. All stock was issued on May 1, 2023.

Saia provides customary liability insurance for its directors and officers. The annual cost of this coverage for 2023 was $0.9 million.

Director Stock Ownership Guidelines

In order to align non-employee directors’ interests with those of the Company and its stockholders, the Board has approved stock ownership guidelines for the Company’s non-employee directors. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at five times the then-current annual retainer for non-employee directors. Units held in the Company’s Director’s Deferred Fee Plan are included as units of stock for the purposes of the guidelines. Under Company policy, non-employee directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines. All of our non-employee directors have met their objectives within the three-year time requirement.

Majority Voting Standard for Director Elections

The election of directors at the 2024 annual meeting of stockholders is an uncontested election under the Company’s Bylaws. Because this is an uncontested election, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election will not participate in the Nominating and Governance Committee recommendation or Board decision whether to accept the tendered resignation.

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CORPORATE GOVERNANCE

Election to the Company’s Board of Directors in a contested election is by a plurality of the votes cast at any meeting of stockholders having a quorum. An election will be considered contested if (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Company’s Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings; Executive Sessions

The Board of Directors held five meetings in 2023. Each director attended at least 75% of the meetings convened by the Board and the applicable Committees during such director’s service on the Board during 2023.

Executive sessions of non-employee directors and executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions of the independent directors are chaired by the Lead Independent Director.

Annual Evaluation Process of the Board and Committees

With oversight by the Nominating and Governance Committee, the Board of Directors and each of its Committees conducts annual performance evaluations that are intended to determine whether the Board and its Committees are functioning effectively and to provide the directors the opportunity to reflect upon and improve processes and effectiveness. The evaluation is conducted through the completion by each director of a questionnaire assessing the performance of the Board and each Committee of which the director is a member. Each Committee and the full Board reviews and discusses the results of the Committee and Board evaluations. The goal is to use the results of the assessment process to enhance the functioning of the Board and the Committees and assist the Board and Committees to carry out their oversight functions.

Director Orientation and Continuing Education

The Company conducts an orientation program for each new director that includes, among other things, a review of the Company’s business strategy and operations, technology, financial condition, legal and regulatory framework and other relevant topics. The Company also provides continuing education opportunities and programs for current directors. These programs include presentation by outside subject matter experts, participation in governance and industry seminars and visits to Company facilities.

Board Leadership Structure

Saia’s Board structure provides for a Chief Executive Officer separate from the Chairman of the Board. The Board believes maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

The Board of Directors designates a director to serve as Chairman of the Board and selected Richard D. O’Dell to serve as Chairman. The primary responsibilities of the Chairman are to:

•	Preside at all meetings of the Board and provide leadership in Board deliberations;

•	Preside at all stockholder meetings;

•	Prepare, in collaboration with the Chief Executive Officer and Lead Independent Director, Board meeting schedules and agendas;

•	Provide support and advice to the Chief Executive Officer;

•	Participate in the identification and recruitment of potential non-employee directors;

•	Support the Chief Executive Officer in serving as an ambassador for the Company with stockholders, customers and industry groups;

•	With the Lead Independent Director, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

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CORPORATE GOVERNANCE

•	Participate in planning for Chief Executive Officer succession.

Because the Chairman is not independent under Nasdaq rules and regulations, the Board also utilizes a Lead Independent Director, who is selected by the independent directors. The independent directors elected Randolph W. Melville as Lead Independent Director for 2023. The primary responsibilities of the Lead Independent Director are to:

•	Prepare, in collaboration with the Chief Executive Officer and Chairman, Board meeting schedules and agendas;

•	Advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;

•	Chair all meetings of the Board at which the Chairman is not present;

•	Coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;

•	With the Chairman, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

•	Provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various Committees.

In addition, the Lead Independent Director has the authority to call meetings of independent directors. If requested by major stockholders, the Lead Independent Director will make himself reasonably available for direct communication.

Board’s Role in Corporate Strategy

The Board is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. The Board formally reviews the Company’s business strategy, including the risks and opportunities facing the Company and its business, at an annual strategic planning session. In addition, long-range strategic issues are discussed as a matter of course at regular Board meetings. The Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate. As discussed in “Board’s Role in Risk Management Process” below, the Board views risk management and oversight as an integral part of the strategic planning process, and provides oversight of management’s process to identify, manage and mitigate risks inherent in the Company’s strategic plans.

Board’s Role in Risk Management Process

The Company’s senior management has the responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to oversee the development and execution of the Company’s strategic plans and to understand the associated risks and the steps that senior management is taking to manage and mitigate those risks. As part of its risk management oversight, the full Board, based on input from management and the Nominating and Governance Committee, conducts reviews throughout the year to assess the Company’s strategy and risk management, including a review of specific risks, ranking of the likelihood and significance of those risks, and a review of mitigation plans. The Board also periodically receives briefings from outside experts on key risks facing the Company and has full access to management, as well as the ability to engage independent advisors.

The Board executes its oversight responsibility both through active review and discussion of key risks facing the Company and by delegating certain oversight responsibilities to the Board Committees, each of which reports regularly to the full Board. The full Board has retained responsibility for oversight of strategic risks as well as risks not otherwise delegated to one of the Committees, including cybersecurity and safety, in order to keep the full Board directly apprised of these matters and to utilize the expertise of the full Board.

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CORPORATE GOVERNANCE

The following is a summary of the general risk oversight functions of the Committees:

COMMITTEE RISK OVERSIGHT

Audit Committee	Nominating and Governance Committee	Compensation and Human Capital Committee

The Audit Committee oversees Company risks relating to accounting and financial reporting, and legal and regulatory compliance.

To satisfy these responsibilities, the Committee meets regularly with the Company’s Chief Financial Officer, Chief Accounting Officer, Director of Internal Audit, outside legal counsel, KPMG LLP and other members of management.

The Committee receives regular reports relating to issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation and other contingent liabilities, and changes in accounting requirements or practices that could affect the content or presentation of the Company’s financial statements.

The Committee is also responsible for reviewing any “hot-line” or other reports concerning accounting, internal controls or auditing matters.

The Nominating and Governance Committee oversees risks relating to board leadership and effectiveness, and corporate governance matters. The Committee also oversees the overall enterprise risk management process and risks related to sustainability and climate change.

To assist the Committee in discharging its responsibilities, it meets with outside legal counsel and with the officers of the Company responsible for relevant risk areas.

The Compensation and Human Capital Committee oversees risks relating to the Company’s compensation and benefits programs and reviews annually policies and practices to determine whether they are reasonably likely to meet the Committee’s objectives for executive pay and to ensure that the Company’s compensation practices present no risk of a material adverse effect on the Company. The Committee also assists the Board in its oversight of the Company’s human capital management strategies and practices, which may include employee engagement, culture, recruitment and retention, development, training and talent management, employee wellness and safety, pay equity practices and such other functions as it shall deem relevant.

To assist it in satisfying these oversight responsibilities, the Committee has retained its own independent compensation consultant and meets regularly with management to assess the financial, human resources and shareholder implications of its compensation decisions.

Succession Planning

Succession planning and leadership development are key priorities for the Board and management. The Board regularly reviews the Company’s human capital related activities in support of the Company’s business strategy, which includes a discussion of the Company’s training and development programs, leadership bench and succession plans with a focus on key positions at the senior executive level and other critical roles. The Board also has regular and direct exposure to high potential leaders through formal Board and Committee presentations and informal events.

Board Committees

The Board of Directors has an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Governance Committee, each of which is comprised entirely of independent directors. Current Committee memberships are as follows:

Audit Committee	Compensation and Human Capital Committee	Nominating and Governance Committee
Susan F. Ward, Chair Donna E. Epps Kevin A. Henry Donald R. James	Randolph W. Melville, Chair Di-Ann Eisnor Kevin A. Henry Jeffrey C. Ward	Jeffrey C. Ward, Chair Donna E. Epps John P. Gainor, Jr. Randolph W. Melville

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CORPORATE GOVERNANCE

Each of the Committees acts pursuant to a written charter adopted by the Board. A copy of each Committee charter is available on the Company’s website, www.saia.com/about-us/investor-relations/governance.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The Audit Committee held five meetings in 2023. The functions of the Audit Committee are described in the Audit Committee Charter and include, among others, the following:

•	Review the adequacy and quality of Saia’s accounting and internal control systems;

•	Review Saia’s financial reporting process on behalf of the Board of Directors;

•	Oversee the entire audit function, both internal and independent, including the selection and compensation of the independent registered public accounting firm;

•	Review the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures;

•	Review the Company’s legal and regulatory compliance; and

•	Provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

The Board of Directors has determined that Ms. Ward and Ms. Epps are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee held seven meetings in 2023. The functions of the Compensation and Human Capital Committee are described in the Compensation and Human Capital Committee Charter and include, among others, the following:

•

Determine the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Saia, except as to the Chief Executive Officer, the Committee makes a recommendation as to compensation, which is then finally determined by the Board;

•	Supervise the administration of Saia’s incentive compensation and equity-based compensation plans and approve grants under those plans;

•	Establish Saia’s executive officer compensation policies and recommend to the Board the compensation of non-employee directors; and

•	Assist the Board in its oversight of the Company’s human capital management strategies and practices.

Each member of the Compensation and Human Capital Committee qualifies as (i) an independent director under applicable Nasdaq rules and Rule 10C-1 of the Securities Exchange Act of 1934; and (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

The Compensation and Human Capital Committee has retained Mercer as its executive compensation consultant to provide information, analysis and recommendations regarding executive and director compensation. Mercer reports directly to the Compensation and Human Capital Committee and takes direction from the Committee. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Compensation and Human Capital Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

For 2023, the Company paid Mercer $0.2 million for executive and director compensation services rendered to the Compensation and Human Capital Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Since 2010, including during 2023, the Company has used Marsh USA, Inc., an affiliate of MMC, to provide insurance brokerage services, based on a determination made by management of the expertise of Marsh USA, Inc. in providing insurance brokerage services for the transportation industry. The Company paid Marsh USA, Inc. $1.9 million in fees in 2023 for such insurance brokerage services (this amount does not include insurance premiums that are paid through Marsh USA, Inc. to insurance carriers on behalf of Saia).

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CORPORATE GOVERNANCE

In connection with the Compensation and Human Capital Committee’s consideration of the independence of Mercer, the Committee confirmed with Mercer that:

•	The Mercer consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The Mercer consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	The Mercer consultant has no business or personal relationships with any members of Saia management or the Board other than providing executive compensation consulting; and

•	The Mercer consultant and his immediate family members own no shares of Saia’s common stock.

In its evaluation of the relationship with Mercer, the Compensation and Human Capital Committee also reviewed the protocols used by the Committee in its dealings with Mercer which include:

•	The Committee has sole authority to retain and terminate Mercer at any time;

•	The Mercer consultant has direct access to the Committee without management intervention;

•	The Committee has in place a process to formally evaluate the quality and objectivity of the services provided by Mercer each year and determine whether to continue to retain Mercer;

•	The Committee has in place rules for the engagement which limit how the individual Mercer consultant may interact with management; and

•

The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and ensure that Mercer receives from management the information required to perform its duties in a timely manner.

Following this assessment of the relationship of Mercer and its affiliates with the Company, the Compensation and Human Capital Committee concluded that Mercer’s work for the Committee does not raise any conflict of interest and that Mercer qualified as independent.

Nominating and Governance Committee

The Nominating and Governance Committee held three meetings in 2023. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee Charter and include, among others, the following:

•	Review the size and composition of the Board and make recommendations to the Board as appropriate;

•	Advise and make recommendations to the Board on corporate governance matters;

•

Review criteria for election to the Board and recommend candidates for Board membership. In identifying candidates for the Board, the Committee is to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen;

•	Review the structure and composition of Board committees and make recommendations to the Board as appropriate;

•	Develop and oversee an annual self-evaluation process for the Board and its committees;

•

Review the Company’s major enterprise risk assessment and management processes, including sustainability and climate change risks but excluding risk elements retained by the full Board or designated to a Board committee;

•	Provide oversight of corporate ethics issues and at least annually assess the adequacy of the Company’s Code of Business Conduct and Ethics; and

•	Provide oversight on management succession issues.

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CORPORATE GOVERNANCE

Each member of the Nominating and Governance Committee meets the definition of an independent director under applicable Nasdaq rules.

Corporate Responsibility at Saia

We are committed to being a good corporate citizen, and we embrace our responsibility to the environment, our employees and the communities we serve. Our management is focused on developing and implementing strategies and initiatives that address each of these areas and the Board provides direct oversight of management’s execution of those strategies and initiatives.

Environmental Initiatives

We seek to meet or exceed environmental standards in all areas where we operate. We are focused on improving energy efficiency and lowering our greenhouse gas emissions through maintaining and continuously investing in our tractor and trailer fleet and improving our freight terminals.

•	Since 2016, we have improved our fleet miles per gallon through significant investments in new, more energy-efficient tractors and trailers.

•	We continued to maintain high marks in the EPA’s SmartWay Carrier Performance Rankings for LTL carriers for carbon dioxide, nitrogen oxide and particulate matter emissions per ton-mile.

•	Trailer skirts and more fuel efficient tires are installed and maintained on all of our 53-foot and 28-foot trailers.

•	Engine idling has been reduced through an automatic engine shutoff system.

•

Our drivers and dock workers are trained on the proper handling of hazardous materials to prevent incidents, and we have implemented programs to quickly address environmental incidents in the event that they occur.

•	LED lighting has been installed in our new terminals and we have replaced older lighting with LED lights in approximately half of our terminals.

•

We have been conducting pilot programs involving the use of alternative fuels for our operations, including testing of tractors powered by compressed natural gas and electricity since 2021 and plan to continue those investments in 2024.

•	We are exploring additional technologies that will further reduce our carbon footprint, such as hydrogen fuel cell and solar.

Social Responsibility

The success of Saia is fundamentally connected to the well-being of our people. We strive to attract, engage, develop and retain employees who feel valued and included, have opportunities to grow and who are driven to succeed. Saia’s human capital management strategies and initiatives are overseen at the Board level by the Compensation and Human Capital Committee.

Safety. Our highest priority is the safety of our employees and the communities we serve. We have invested in the latest safety technologies and we provide our employees with extensive safety training. Saia has repeatedly been recognized by the American Trucking Associations’ Safety Council for our outstanding safety record.

•

As part of our ongoing replacement and growth of the tractor fleet, we are adding the latest accident avoidance technology in our new over-the-road tractors, including active braking assistance, adaptive cruise control, lane departure warning systems and roll stability control.

•	Our tractor fleet is equipped with extensive safety technology, including video recording systems which enable managers to provide coaching and feedback to drivers throughout the year.

•

More than 300 of our drivers also serve as driver trainers to assist in providing all new drivers with over 40 hours of training. We annually train drivers in defensive driving processes with emphasis on special operations in addition to weekly safety training through various mediums, including videos and group and individual presentations on a broad range of safety topics.

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CORPORATE GOVERNANCE

Employee Development and Training. We place a premium on finding and developing the right people and we invest significant effort and resources on developing and training our employees.

•	All new drivers receive 40 hours of on-boarding training.

•	Our new dockworkers receive on-boarding training that is supplemented with on-going safety and job training.

•	We offer a “Driver Academy” program that provides our employees who desire the opportunity to earn their commercial driver certifications to further their careers.

•	New customer service representatives receive 20 days of training.

•	We provide on-going sales and management training programs.

Workplace Culture. Creating and maintaining a strong and positive employee culture is critical to our success. We pride ourselves on the fair treatment of our employees and strive to have a high level of employee satisfaction and productivity. Saia is committed to developing talent and prioritizing employee well-being. We continuously evaluate and work to improve the employee experience by taking our people, our core values and the diverse needs of customers into account.

•

In addition to comprehensive health/vision/dental coverage, we offer financial wellness programs, including 401(k) plans, employee assistance programs, and scholarships for our employees and their families.

•

We increased our efforts in the area of employee engagement through comprehensive training, the creation of a steering committee focused on diversity and employee engagement and by establishing company-sponsored Employee Resource Groups, which we call employee networks. Our first employee network, Saia Women, was launched, with the objectives of enhancing personal and career development, building social and professional connections and creating a sense of community.

•	Our voluntary wellness program promotes healthier lifestyles through proactive evaluation and management of major health and wellness indicators.

•

We have an extensive employee communications program, which starts with an employee’s manager and is supplemented through a monthly employee magazine, quarterly reports on performance by senior executives and annual employee engagement surveys.

•	We provide employee recognition and rewards programs that recognizes the special contributions of our employees and milestone anniversaries.

•

We have been named one of Women in Trucking’s “Top Companies for Women to Work For in Transportation” in 2022 and 2023 in recognition of the importance of women in the success of Saia and our appreciation of the unique experiences, skills, and knowledge women bring to their roles.

For more information about the Company’s Corporate Responsibility matters please visit the Company’s website at www.saia.com.

Stockholder Communications with the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written correspondence to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications that the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all stockholder communications, including those addressed to individual directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Stockholders also have an opportunity to communicate with the Board of Directors at the Company’s annual meeting of stockholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders. All members of the Board of Directors attended the 2023 annual meeting of stockholders.

22	SAIA, INC.	2024 Proxy Statement

Stock Ownership

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 40 and all directors and executive officers as a group, as of January 15, 2024. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Amount and nature of beneficial ownership
Name of Beneficial Owner	Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership(2)	Total	Percent of Class(3)	Shares Held Under Deferral Plans(4)
Di-Ann Eisnor	5,071	—	5,071	*	—
Donna E. Epps	1,983	—	1,983	*	548
John P. Gainor, Jr.	400	—	400	*	17,215
Kevin A. Henry	—	—	—	*	1,890
Frederick J. Holzgrefe, III	3,573	18,248	21,821	*	7,435
Donald R. James	1,069	—	1,069	*	—
Randolph W. Melville	—	—	—	*	22,284
Richard D. O’Dell	5,989	10,000	15,989	*	—
Jeffrey C. Ward	7,079	—	7,079	*	56,072
Susan F. Ward	379	—	379	*	2,104
Douglas L. Col	—	5,307	5,307	*	3,836
Raymond R. Ramu	22	6,160	6,182	*	8,488
Patrick D. Sugar	2,412	3,841	6,253	*	381
Rohit Lal	5,952	4,277	10,229	*	7,846
All directors and executive officers as a group (15 persons)(5)	33,929	48,349	82,278	0.3%	128,099

*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly.

(2)

Number of shares that can be acquired on January 15, 2024 or within 60 days thereafter through the vesting of restricted stock or the exercise of stock options. These shares are excluded from the “Shares Beneficially Owned” column.

(3)

Based on the number of shares outstanding on January 15, 2024 (26,549,372) and includes the number of shares subject to acquisition by the relevant beneficial owner within 60 days thereafter. Including the number of shares subject to acquisition by the relevant beneficial owner pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan upon such beneficial owner’s termination of services as a director or employee, the Percent of Class for all directors and executive officers as a group equals 0.8%.

(4)

Represents shares of common stock from phantom stock units on an as converted basis as of January 15, 2024, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The value of the phantom stock units deferred pursuant to the Company’s Directors’ Deferred Fee Plan and Executive Capital Accumulation Plan track the performance of the Company’s common stock and the phantom stock units are payable in stock upon the relevant beneficial owner’s termination of service as director or employee.

(5)	Includes one executive officer who is not a Named Executive Officer.

2024 Proxy Statement	SAIA, INC.	23

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the decisions the Compensation and Human Capital Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2023, who were:

•	Frederick J. Holzgrefe, III, President & Chief Executive Officer

•	Douglas L. Col, Executive Vice President & Chief Financial Officer

•	Raymond R. Ramu, Executive Vice President & Chief Customer Officer

•	Patrick D. Sugar, Executive Vice President Operations

•	Rohit Lal, Executive Vice President & Chief Information Officer

Executive Summary

The following provides an overview of our compensation philosophy and programs, including the focus on pay for performance, best practice pay programs and alignment of the interests of Saia’s executives with those of Saia’s stockholders. Details about the compensation awarded to Saia’s Named Executive Officers can be found in the Summary Compensation Table and related compensation tables in this proxy statement.

•	Saia relates pay to performance to incent executives to achieve corporate objectives.

The Company’s executive compensation program is designed to link pay with performance by requiring that a significant portion of each executive’s target compensation is at risk and is earned based on achieving corporate financial and operating targets, total stockholder return and stock price appreciation.

•	Saia aligns executives’ interests with those of our stockholders.

All significant elements of long-term compensation are paid through equity awards in the form of performance stock units and restricted stock. The Company maintains stock ownership guidelines for the executive officers to further align the interests of our executive officers with our stockholders.

•	Saia annually assesses its executive compensation programs.

The Compensation and Human Capital Committee designs the Company’s executive compensation program to attract, motivate, reward and facilitate the retention of executive talent to achieve corporate objectives. The program is comprised of base salary, cash-based annual incentive awards, equity-based long-term incentive awards, customary benefits and perquisites and severance benefits. Elements of the program are generally designed to provide target compensation opportunity around the 50th percentile of the peer group, but can be higher or lower based on individual performance, tenure, additional responsibility and for executive retention and succession planning purposes. The Committee works with Mercer, its executive compensation consultant, each year to assess our program against our transportation industry peers and general industry.

•	2023 Say-on-Pay results support our current compensation policies and practices.

In accordance with the recommendations of our stockholders, Saia holds a stockholder advisory “say-on-pay” vote on an annual basis. In 2023, holders of 95.8% of Saia’s stock voting on the matter approved, on an advisory basis, the compensation paid to Saia’s Named Executive Officers as described in the 2023 proxy statement. The Compensation and Human Capital Committee believes that this vote demonstrates strong support by our stockholders of our compensation philosophy and goals and the compensation decisions made by the Committee. Based on these favorable results, the Compensation and Human Capital Committee was encouraged to continue its practices in determining executive compensation.

24	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key Features of Saia’s Executive Compensation Program

What Saia Does	What Saia Doesn’t Do
✓ Links a significant portion of pay to Company performance	✗ No “single-trigger” change-of-control cash payments

✓ Encourages stock ownership by using stock ownership guidelines for all officers at two to five times their base salary	✗ No stock option repricing or option grants below market value

✓ Mitigates risk taking by emphasizing long-term equity incentives and placing caps on potential payments	✗ No hedging transactions, pledges or margin accounts with respect to Company stock

✓ Assesses executive compensation against a representative and relevant peer group to assist in setting compensation	✗ No excessive perquisites

✓ Maintains clawback policies	✗ No significant Company cash payments upon death or disability

✓ The Compensation and Human Capital Committee uses an independent compensation consultant	✗ No tax gross-up provisions

Financial and Operating Performance

The following graphs highlight Saia’s financial and operating performance for fiscal years 2021-2023:

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

Executive Compensation Oversight

Role of Compensation and Human Capital Committee

Saia’s executive compensation program is designed and administered by the Compensation and Human Capital Committee, which is made up entirely of independent directors. The Compensation and Human Capital Committee, with the assistance of Mercer, its independent compensation consultant, annually reviews the Company’s compensation philosophy, the overall design of the compensation program and the elements of each component of compensation. In making decisions about compensation for the Named Executive Officers, as described in the compensation tables in this proxy statement, the Compensation and Human Capital Committee takes the following factors into consideration, among others, although none of these factors is determinative individually:

•	The competitive environment for recruiting and retaining senior executives, including compensation trends, best practices, and executive compensation paid by our industry peers;

2024 Proxy Statement	SAIA, INC.	25

COMPENSATION DISCUSSION AND ANALYSIS

•	The individual’s performance, experience and future advancement potential;

•	The Company’s past financial and operating performance, as well as the strategic plan for future periods;

•	The current economic conditions and the competitive market environment in which the Company operates;

•	The Company’s stock ownership and retention policies;

•	Each Named Executive Officer’s historical total compensation, including the value of all outstanding equity awards granted to the Named Executive Officer, and future compensation opportunities; and

•	Internal pay equity.

The Compensation and Human Capital Committee reviews and approves all elements of our executive compensation program, other than Mr. Holzgrefe’s compensation, which is approved by the Board, based on an assessment of his performance conducted by the Board and based on the recommendation of the Compensation and Human Capital Committee. Mr. Holzgrefe makes recommendations to the Compensation and Human Capital Committee as to elements of compensation for his direct reports and provides performance reviews to assist the Compensation and Human Capital Committee in setting executive compensation.

Role of Compensation Consultant

The Compensation and Human Capital Committee enters into a consulting agreement with its outside consultant on an annual basis. The Compensation and Human Capital Committee retained Mercer as its executive compensation consultant to provide information and analysis of executive compensation trends and practices and to make recommendations regarding executive and director compensation. Mercer reports directly to the Compensation and Human Capital Committee and takes direction from the Committee. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

Additional Information

Additional information about the structure and practices of the Compensation and Human Capital Committee and role of the compensation consultant is presented under the headings Corporate Governance – Board Meetings, Committees of the Board and Leadership Structure and Board Committees – Compensation and Human Capital Committee in this proxy statement.

Executive Compensation Philosophy

The Compensation and Human Capital Committee believes that the executive compensation program should link pay with performance and should attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives and to create value for the Company’s stockholders. We seek to align the interests of our executives with those of our stockholders through an annual incentive plan based on annual operating income and operating ratio because we believe those metrics are important in determining our stock price, and through long-term equity incentives in the form of performance stock units and restricted stock. Our compensation program has achieved strong support from our stockholders with over 95.8% of the shares voting on the matter at the 2023 annual stockholders meeting having voted in favor of approval of the compensation of our Named Executive Officers, as disclosed in the 2023 proxy statement.

26	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Components

The specific components, key characteristics and objectives of Saia’s executive compensation program are:

Component	Key Characteristics	Objective
Base Salary — Cash	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Provide a fixed form of executive compensation for performing daily responsibilities.
Annual Incentives — Cash	Variable compensation component. Performance-based award opportunity, payable upon attaining specific corporate annual operating income and operating ratio targets.	Motivate and reward executives for corporate achievement of specific annual performance objectives.
Long-Term Incentives — Stock	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of performance stock units and restricted stock. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Motivate and reward executives over a three to five year period for increased stockholder value. Also used for executive retention.
Other Benefits and Perquisites — Various Forms	Fixed compensation component.	Provide employee benefits consistent with those provided by our peers and for executive retention.
Post-Employment Compensation — Cash and Benefits	Fixed compensation component.	Promote recruitment and retention and support non-competition, non-disclosure and non-solicitation agreements.

Pay equity

To create stockholder value and motivate its employees, the Company is committed to internal and external pay equity. To assess internal pay equity, the Compensation and Human Capital Committee annually reviews the relationship between the compensation of the Chief Executive Officer to that of other Named Executive Officers and salaried employees generally. During the past three years, the Chief Executive Officer’s total direct compensation (salary and short- and long-term incentive awards) has been approximately 2.28 times the total direct compensation of the next highest paid Named Executive Officer, which the Committee believes is an appropriate multiple based on the additional responsibilities of the Chief Executive Officer. See also CEO Pay Ratio, elsewhere in this proxy statement. To test external pay equity, the Committee annually reviews compensation data for similar positions at peer group companies, described below, in the transportation industry with revenue levels comparable to Saia’s and data from general industry surveys.

Compensation Review Peer Group

To assist the Compensation and Human Capital Committee in determining the design, components and levels of compensation for the Company’s executive officers, the Committee annually reviews compensation data for similar positions at U.S. publicly-traded transportation companies with annual revenues of approximately one-half to three times Saia’s revenues. The Committee focuses on these transportation peers because it believes transportation companies with a scale comparable to Saia’s are our primary competitors for executive talent and provides a sound basis to assess Saia’s executive compensation.

2024 Proxy Statement	SAIA, INC.	27

COMPENSATION DISCUSSION AND ANALYSIS

The peer group used in 2022 to assist in setting compensation for 2023 was:

Company	Transportation Business	2022 Revenues (in millions)
Landstar System, Inc.	Trucking	$7,437
Knight-Swift Transportation Holdings Inc.	Trucking	$7,429
Schneider National, Inc.	Trucking	$6,604
Old Dominion Freight Line, Inc.	Trucking	$6,260
Hub Group, Inc.	Air Freight & Logistics	$5,340
ArcBest Corporation	Trucking	$5,324
Matson, Inc.	Marine	$4,343
Werner Enterprises, Inc.	Trucking	$3,290
Kirby Corporation	Marine	$2,785
U.S. Xpress Enterprises, Inc	Trucking	$2,161
Air Transport Services Group, Inc.	Air Freight & Logistics	$2,045
Universal Logistics Holdings	Trucking	$2,015
Forward Air Corporation	Air Freight & Logistics	$1,973
Marten Transport, Ltd.	Trucking	$1,264
Saia, Inc.	Trucking	$2,792

Some of the peer group companies have substantial stock ownership by executives. If the stock ownership amounts were disclosed by the peer group company to have a material impact on their executive compensation levels, the specific compensation element is excluded from the competitive data and associated analysis as decided by Mercer.

EXECUTIVE COMPENSATION DECISIONS FOR 2023

Pay Mix

The following graph sets forth the key components of compensation and pay mix for the Named Executive Officers based on target payout levels for 2023:

28	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Saia provides market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our Named Executive Officers for performing daily responsibilities. The Compensation and Human Capital Committee uses the median of the peer group companies as the general reference point for base salaries because it believes the median is the best representation of competitive base salary levels in the market for similar roles and talent. In setting base salary for an executive, the Compensation and Human Capital Committee adjusts the salary as it deems appropriate. Typical reasons for adjusting an individual officer’s base salary above or below the market median include tenure of the officer in the position, job performance, pay mix, internal pay equity, additional responsibilities of the officer, executive retention and succession planning.

Changes made to base salaries of the Named Executive Officers for 2023 were as follows:

•

Mr. Holzgrefe’s base salary was increased from $875,000 to $910,000 effective January 2023, consistent with across the board compensation increases generally paid by the Company and to approximate base compensation paid to chief executive officers of peer group companies and in general industry.

•

Mr. Col’s base salary was increased from $480,000 to $523,120 effective January 2023 based on an assessment of Mr. Col’s on-going leadership and management of changes in the finance organization and to set his base compensation at approximately the median compensation paid to chief financial officers by peer group companies and in general industry.

•	Mr. Ramu’s base salary was increased from $510,000 to $570,960 based on his execution and leadership in managing Saia’s commercial strategies.

•

Mr. Sugar’s base salary was increased from $425,016 to $491,573 based on Mr. Sugar’s leadership and management of the operations group during a period of significant operational challenges and based on his additional tenure in the position.

•

Mr. Lal’s base salary was increased from $356,400 to $394,160 based on Mr. Lal’s strong performance as the leader of the Company’s information technology team and to maintain his base compensation at approximately the median compensation paid to chief information officers by peer group companies and in general industry.

Annual Cash Incentives

Annual cash incentive awards are used to reward executives for achievement of corporate annual operating income and operating ratio targets for the year. The annual cash incentive awards provide for threshold, target and maximum payouts as a percentage of base salary for each executive. The Committee elected not to change this methodology used in the annual incentive plan for 2023.

The Compensation and Human Capital Committee uses the median of annual incentives of the peer group companies as the general reference point for target annual cash incentives because it believes the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. In setting an individual officer’s target annual cash incentive level, the Compensation and Human Capital Committee has the discretion to adjust the target level as it deems appropriate. Typical reasons for adjusting an individual officer’s target annual incentive level above or below the market median include tenure of the officer in the position, job performance, additional responsibilities of the officer, internal pay equity, executive retention and succession planning. At the highest level of achievement, the annual cash incentive opportunity was 200% of the target in 2023. At a threshold level of performance, the incentive opportunity was 25% of the target in 2023, with no incentive earned if performance was below the threshold achievement level.

The Committee seeks to set the threshold, target and maximum performance goals at levels such that the relative likelihood that Saia will achieve such goals remains consistent from year to year. It is the intent of the Committee that the threshold goals should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and maximum goals should be attained a minority of the time. Establishing the expected performance goals relative to these criteria is inherently subject to considerable judgment on the part of the Committee.

Changes made to annual cash incentives for the Named Executive Officers for 2023 were as follows:

•

Mr. Holzgrefe’s target annual incentive was increased from 100% to 110% of base salary for 2023 based on Mr. Holzgrefe’s strong performance in the position, to reflect his additional tenure and to maintain his annual incentive target approximately at the median of annual incentive compensation paid to chief executive officers by peer group companies and in general industry.

2024 Proxy Statement	SAIA, INC.	29

COMPENSATION DISCUSSION AND ANALYSIS

•

Mr. Col’s target annual incentive was increased from 70% to 80% of base salary for 2023 based on an assessment of Mr. Col’s on-going leadership and management of changes in the finance organization and to set his annual incentive target at approximately the median of annual incentive compensation paid to chief financial officers by peer group companies and in general industry.

•	Mr. Ramu’s target annual incentive was increased from 75% to 80% of base salary for 2023 based on his execution and leadership in managing Saia’s commercial strategies.

•

Mr. Sugar’s target annual incentive was increased from 70% to 80% of base salary for 2023 based on Mr. Sugar’s leadership and management of the operations group during a period of significant operational challenges and based on his additional tenure in the position.

In addition, for 2023, the Committee modified the annual incentive plan for the Named Executive Officers (and other direct reports to the CEO) with the goal of increasing the number of diverse candidates who are interviewed for management level positions at Saia. As modified, if interview pools during the year for 90% or more of open positions for director-level employee positions and above do not have at least one diverse candidate, the annual incentive payouts for all the Named Executive Officers (and other direct reports to the CEO) for the year would be reduced across the board by ten percentage points. The requirement was met for 2023 and there was no such reduction of the annual incentive payouts for the year.

For 2023 the potential payout levels under the annual incentive awards for the Named Executive Officers were as follows:

Potential Payouts of Annual Cash Incentives for 2023

		Payout as a % of Base Salary
Named Executive Officer	Title	Threshold	Target	Maximum
Frederick J. Holzgrefe, III	President & Chief Executive Officer	27.5%	110.0%	220.0%
Douglas L. Col	Executive Vice President & Chief Financial Officer	20.0%	80.0%	160.0%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	20.0%	80.0%	160.0%
Patrick D. Sugar	Executive Vice President of Operations	20.0%	80.0%	160.0%
Rohit Lal	Executive Vice President & Chief Information Officer	12.5%	50.0%	100.0%

Performance Targets and Actual Performance for 2023

For 2023, the annual cash incentive awards for the Named Executive Officers were based 50% on achieving an annual operating income target and 50% on achieving an annual operating ratio target. The Compensation and Human Capital Committee believes using an operating income target rather than an earnings per share target more closely reflects actual performance of management for the year by eliminating the impact of changes to the effective tax rate. Saia uses operating ratio as a performance goal because it is an objective measure of profitability of Saia’s business, is a common measure of profitability within the industry and can have a direct impact on Saia’s stock price. Operating ratio is defined as operating expenses divided by operating revenue. Real estate gains and losses, one-time charges and integration charges are excluded from the calculation at the discretion of the Compensation and Human Capital Committee.

30	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The operating income and operating ratio performance targets for 2023 were set by the Compensation and Human Capital Committee considering past performance, the strategic plan, current economic conditions and other forecasts of performance for the year. The performance targets and actual performance for 2023 were as follows:

	Threshold	Target	Maximum	Actual
Operating income (in millions) (50% weighting)	$359.2	$426.7	$516.8	$460.5
Operating ratio (50% weighting)(1)	87.3%	84.9%	81.7%	84.0%

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

Based on operating income and operating ratio results for 2023, the final payout of the annual incentive plan was 127.6% of target for 2023. See the “2023 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information about annual cash incentive awards granted to the Named Executive Officers for 2023.

Long-Term Equity Incentives

The Compensation and Human Capital Committee provides long-term equity awards to the executive officers to align the interests of the executives with the interests of our stockholders, reward executives for achieving stockholder valuation increases over a multi-year period and encourage executive retention. The long-term equity awards are provided through performance stock units and restricted stock.

Long-term equity awards are typically granted in early February each year after the third trading day following the release of the Company’s financial results for the prior fiscal year. For new hires receiving equity grants, the grant date is typically on or around their hire date.

Long-Term Equity Incentive Plan Targets

The Committee grants long-term equity awards for each Named Executive Officer based on a target percentage of base salary. The Compensation and Human Capital Committee uses the median of long-term incentives of the peer group companies as the general reference point for target long-term equity awards because it believes the median is the best representation of competitive long-term equity incentive levels in the market for similar roles and talent. In setting target equity incentive levels for an executive, the Compensation and Human Capital Committee has discretion to adjust the target level as it deems appropriate. Typical reasons for adjusting an individual officer’s target equity incentive level above or below the market median include tenure of the officer in the position, job performance, additional responsibilities of the officer, internal pay equity, executive retention and succession planning.

Changes made to the long-term equity incentive targets as a percentage of base salary for the Named Executive Officers for 2023 were as follows:

•

Mr. Holzgrefe’s target long-term equity incentive was increased from 270% to 300% of base salary for 2023 based on his performance as Chief Executive Officer, to reflect his additional tenure in the position and to approximate median long-term incentives offered to chief executive officers of peer group companies and in general industry.

•

Mr. Col’s target long-term equity incentive was increased from 150% to 165% of base salary for 2023 based on his on-going leadership and management of changes in the finance organization and to approximate median long-term incentives paid to chief financial officers by peer group companies and in general industry.

•	Mr. Ramu’s target long-term equity incentive was increased from 175% to 200% of base salary for 2023 based on his execution and leadership in managing Saia’s commercial strategies.

•

Mr. Sugar’s target long-term equity incentive was increased from 140% to 200% of base salary for 2023 based on his leadership and management of the operations group during a period of significant operational challenges and to reflect his additional tenure in the position.

•

Mr. Lal’s target long-term equity incentive was increased from 70% to 75% of base salary for 2023 based on his performance as leader of the Company’s information technology team and to maintain his long-term equity incentive compensation at approximately the median long-term equity incentive compensation paid to chief information officers by peer group companies and in general industry.

2024 Proxy Statement	SAIA, INC.	31

COMPENSATION DISCUSSION AND ANALYSIS

For 2023, the target long-term equity incentives as a percentage of base salary for the Named Executive Officers were as follows:

Named Executive Officer	Title	Target as a % of Base Salary
Frederick J. Holzgrefe, III	President & Chief Executive Officer	300%
Douglas L. Col	Executive Vice President & Chief Financial Officer	165%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	200%
Patrick D. Sugar	Executive Vice President of Operations	200%
Rohit Lal	Executive Vice President & Chief Information Officer	75%

Components of Long-Term Equity Incentive Awards

For 2023, 50% of a Named Executive Officer’s long-term equity incentive opportunity was granted in performance stock units and 50% in restricted stock.

Why performance stock units?	Why restricted stock?
• Performance-based because the number of shares earned depends on stock price performance and the value of the shares fluctuates based on the stock price.	• Inherent value upon issuance mitigates significant employee compensation swings.

• The number of shares earned is tied to total stockholder return of the Company over a three-year period compared to a peer group, a key metric of executive performance.	• Strong long-term executive retention incentive.

• Rewards executives for increasing Saia’s total stockholder return relative to Company peers over a three-year period.	• Aligns executives’ interests with stockholders and encourages appropriate degree of risk-taking consistent with long-term growth.

Performance Stock Units

For 2023, 50% of the Named Executive Officers’ long-term equity incentive opportunity was awarded in performance stock units, which are paid in shares of Saia stock. The role of performance stock units is to reward executives for long-term value creation relative to other transportation companies. The Compensation and Human Capital Committee believes that measuring Saia stock performance against that of a broad group of transportation companies over a multi-year period provides a key metric for assessing the long-term performance of Saia’s Named Executive Officers. Providing a significant portion of long-term compensation on this basis also aligns the interests of the Named Executive Officers with the interests of our stockholders and helps insure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

The number of shares of stock that are earned by a participant is based on the total stockholder return of Saia compared to the total stockholder return (assuming reinvestment of dividends) of the companies in the broader transportation group over a three-year performance period. At the end of the performance period, the percentile rank of the Company’s total stockholder return is calculated relative to the total stockholder return of each of the companies in the group. Because the performance period for each grant of performance stock units is three years, participants can have overlapping three-year award opportunities at any time.

32	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Since the size of the companies is not critical in assessing relative total stockholder returns, the group used for comparison purposes for performance stock units (the “PSU Group”) is comprised of U.S. publicly-traded companies in the broader transportation industry, regardless of revenues. The Committee believes using performance of the PSU Group provides a wider spectrum from which to assess management performance. The companies included in the PSU Group for open performance periods are as follows:

Air Transport Services Group, Inc.

ArcBest Corporation

Atlas Air Worldwide Holdings, Inc.

CH Robinson Worldwide, Inc.

Covenant Transport, Inc.

Daseke, Inc.

Echo Global Logistics, Inc.

FedEx Corporation

Forward Air Corporation

Heartland Express, Inc.

Hub Group, Inc.

J.B. Hunt Transport Services, Inc.

Kansas City Southern (through December 27, 2021)

Kirby Corporation

Knight – Swift Transportation Holdings, Inc.

Landstar System, Inc.

Marten Transport, Ltd.

Norfolk Southern Corporation

Old Dominion Freight Line, Inc.

P.A.M. Transportation Services, Inc.

Roadrunner Transportation Services, Inc.

Rush Enterprises, Inc.

Ryder System, Inc.

Schneider National, Inc.

Union Pacific Corporation

United Parcel Service, Inc.

Universal Logistics Holdings, Inc.

US Xpress, Inc.

USA Truck Inc.

Werner Enterprises, Inc.

XPO Logistics, Inc.

For the performance periods beginning in 2021, 2022 and 2023, the payouts of performance stock units are determined as follows:

Percent Rank of Saia’s Total Stockholder Return Compared to PSU Group	Payout Percentage of Target Incentive
At 75th percentile or higher	200%
At 50th percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

The payout associated with the Company’s percentile rank is based on the chart above with payouts interpolated for performance between the 25th and 50th percentiles and the 50th and 75th percentiles.

If the Company’s total stockholder return for the three-year performance period is negative, any payouts of the incentive are reduced by half. For example, if the Company’s total stockholder return over the three-year period is negative, but the Company’s total stockholder return compared to the PSU Group is at the 50th percentile, the associated payout percentage will be 50% of target, not 100%. Given the cyclical nature of the transportation industry, the Compensation and Human Capital Committee includes this provision to provide an incentive under the plan in the case of an economic downturn affecting the entire industry, to conform to peer group practice generally and for executive retention.

The following table details the payout percentages compared to target of the performance stock units paid out the last three years:

Payout Month	Performance Period	Payout Percentage of Target Incentive
February 2024	2021 to 2023	200%
February 2023	2020 to 2022	200%
February 2022	2019 to 2021	200%

In early 2023, the Company granted total performance stock units of 10,350 shares (at target) for the 2023 to 2025 performance period to the Named Executive Officers, representing 73% of the total target units granted at that time. See the “2023 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information about performance stock units granted to each of the Named Executive Officers in 2023.

2024 Proxy Statement	SAIA, INC.	33

COMPENSATION DISCUSSION AND ANALYSIS

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect a termination of employment or a change in control of the Company would have on the performance stock units awarded to the Named Executive Officers.

Restricted Stock Awards

The Committee uses restricted stock as a part of the long-term equity incentive plan to help reduce significant executive compensation swings that can occur as a result of the cyclical nature of the trucking business, for executive retention and to better align the Company’s long-term compensation practices with its peers. The value of restricted stock grants in 2023 under the long-term equity incentive plan was equal to 50% of the target long-term equity incentive award for the executive. In early 2023, the Company granted a total of 10,350 shares of restricted stock to the Named Executive Officers, representing 73% of the total restricted stock awards granted at that time. These restricted stock grants vest ratably over three years subject to earlier vesting upon death, disability, retirement, and upon a change in control of Saia.

The Company also uses restricted stock grants from time to time to address concerns about long-term executive retention, as part of a total compensation package granted to an executive upon initial hiring or to recognize the significant promotion of an executive or outstanding performance. These restricted stock grants have historically vested over a five-year period in order to promote executive retention.

See the “2023 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information on restricted stock grants made to each of the Named Executive Officers in 2023. See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect a termination of employment or a change in control of the Company would have on the restricted stock granted to the Named Executive Officers.

Other Benefits and Perquisites

Benefits

The Company provides customary employee benefits to substantially all employees, including the Named Executive Officers. These benefits include paid holidays and vacation, medical, disability and life insurance and a defined contribution retirement plan. The defined contribution retirement plan is a 401(k) savings plan to which employees may elect to make pre-tax contributions. The Company has the discretion to match 50% of all employee contributions, up to a maximum employee contribution of 6% of annual salary.

Deferred Compensation Plan

The Company has established for officers (including all of the Named Executive Officers) and certain other employees a Capital Accumulation Plan, which is a non-qualified deferred compensation plan. The Capital Accumulation Plan was implemented to motivate and retain key employees by providing them with greater flexibility in structuring the timing of their compensation and tax payments. The Compensation and Human Capital Committee believes that the Capital Accumulation Plan provides a valuable benefit to senior executives with minimal cost to the Company.

The Capital Accumulation Plan allows a participant to make an elective deferral each year of up to 50% of base salary and up to 100% of any annual incentive plan payment. The Company typically makes an annual discretionary contribution under the Capital Accumulation Plan for each participant equal to 5% of his or her base salary and annual incentive payment, which contribution is subject to a five-year vesting period. In addition, to the extent a participant’s contribution to the 401(k) savings plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the amount so limited to the Capital Accumulation Plan. To the extent the Company is unable to match participant contributions under the 401(k) savings plan because of the ERISA limitations, the matching contributions will be made by the Company to the Capital Accumulation Plan.

34	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Capital Accumulation Plan provides the same investment options to participants as are available under the 401(k) savings plan, except that participants may also elect to invest in Saia stock under the Capital Accumulation Plan. Participants may elect to transfer balances between investment options without restriction at any time throughout the year, except that any investment in Saia stock is an irrevocable election and upon distribution that investment will be paid out in Saia stock, rather than cash. Vested plan balances become distributable to the participant upon termination of employment subject to Section 409A of the Internal Revenue Code.

Perquisites

The types and amounts of perquisites provided to the Named Executive Officers are determined by the Compensation and Human Capital Committee with input from Mercer based on perquisites granted to comparable officers by companies in the executive compensation peer group. The Company provides perquisites because many companies in the peer group provide similar perquisites to their Named Executive Officers and because the Committee believes they are important for executive retention. However, the perquisites that the Company provides are generally fewer and less costly than those provided by members of the peer group. The value of the perquisites provided to the Named Executive Officers for 2023 are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Post-Employment Compensation

Severance Agreements

Each of the Named Executive Officers is subject to non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. To provide an incentive for executives to agree to the restrictive covenants, the Company entered into a severance agreement with each Named Executive Officer (other than the Chief Executive Officer) that generally provides for severance payments equal to base salary over the non-compete period in the event the executive’s employment is involuntarily terminated without cause as defined in the agreements. To receive the severance payments, the executive must sign a general release of claims against the Company and must comply with the executive’s obligations under any other agreement with the Company, including the restrictive covenants. Mr. Holzgrefe’s severance arrangements are governed by the terms of his employment agreement and Change in Control Agreement (referred to below).

Double Trigger Change in Control Agreements

The Company has change in control agreements with each of the Named Executive Officers (the “Change in Control Agreements”). The Compensation and Human Capital Committee believes the Change in Control Agreements are an important part of Saia’s overall compensation program for the Named Executive Officers because they help secure the continued employment and dedication of the Named Executive Officers notwithstanding any concern the executive might have regarding their own continued employment in the event of a potential change in control transaction.

The Change in Control Agreements include a “double trigger,” meaning they provide for severance payments and other benefits only if there is a change in control of the Company and only if after the change in control the executive’s employment is terminated involuntarily (other than for cause) or voluntarily with good reason within two years after the change in control. The Change in Control Agreements are reviewed periodically by the Committee to ensure they are consistent with the Company’s compensation philosophy. The Committee also receives input from Mercer and outside legal counsel to confirm that the agreements remain generally consistent with competitive practices.

The amount of the severance payments and benefits under these agreements are based on peer group and general industry practices and are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

2024 Proxy Statement	SAIA, INC.	35

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreement

To promote executive retention, continuity and stability in the Company’s leadership and help support certain non-competition and non-solicitation provisions, the Company entered into an employment agreement with Mr. Holzgrefe at the time he was named Chief Executive Officer in April 2020. The employment agreement is for a two-year initial term (renewing daily) and provides for a minimum base salary that is to be reviewed annually, participation in the Company’s annual and long-term incentive plans, other benefits that are provided to senior executives of Saia and severance benefits in the event of Mr. Holzgrefe’s employment termination under certain circumstances. All severance benefits under the employment agreement are conditioned upon Mr. Holzgrefe’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement. The material terms of the employment agreement are reviewed periodically by the Committee with input from Mercer and outside legal counsel to confirm that they remain generally consistent with competitive practices. The payments to be made to Mr. Holzgrefe under his employment agreement upon termination of employment or a change in control of the Company are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Risk Assessment in Compensation Programs

The Compensation and Human Capital Committee regularly assesses the Company’s executive and broad-based compensation and benefits programs, policies and practices to determine if they create undesired or unintended risk of a material nature. Although the Committee reviews all executive compensation programs, it focuses on those programs with variability of payout, and reviews the ability of a participant to directly affect payout, the controls on participant action and actual payouts.

Based on that assessment, the Compensation and Human Capital Committee concluded that the Company’s compensation programs are designed and administered with an appropriate balance of risk and reward in relation to the Company’s business strategy and do not encourage executives to take unnecessary or excessive risks. The following features of the compensation programs help to mitigate risk taking:

•	A mix of short- and long-term compensation, particularly incentive compensation, to encourage executives to focus on goals consistent with the interests of Saia stockholders.

•	Short-term incentives in the form of an annual cash bonus based on annual Company performance, with caps to eliminate windfall payouts.

•

Long-term incentives awarded in performance stock units based on Company stock price performance over a three-year period relative to Company peers and restricted stock, rewarding longer-term financial performance consistent with the interests of Saia stockholders.

•	Performance stock units that are settled in common stock of the Company with a cap on the number of shares that can be awarded.

•	Stock ownership guidelines that encourage executives to retain significant amounts of Saia common stock, thereby aligning the long-term interests of management with those of the stockholders.

•

A Clawback Policy applicable to certain current and former executive officers that complies with new Nasdaq listing standards and an Incentive Compensation Recovery Policy applicable to certain current and former officers, senior managers and executives granting Saia discretion to clawback incentive compensation if such individual engages in “Improper Conduct” or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

•

A policy that prohibits executives from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company’s stock. The policy also restricts executives from holding stock in margin accounts and from pledging stock of the Company.

36	SAIA, INC.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies

Stock Ownership Guidelines

Because the Company is committed to aligning the executives’ interests with those of Saia stockholders, the Board has adopted stock ownership guidelines for all officers who are eligible to receive long-term incentives, including all of the Named Executive Officers. The number of shares each officer is required to retain is determined by multiplying his or her current base salary by the multiple noted below and dividing by the current share price, rounded down to the nearest dollar. The current guidelines for the Named Executive Officers are as follows:

Name	Title	Multiple of Salary	Compliance(1)
Frederick J. Holzgrefe, III	President & Chief Executive Officer	5	Yes
Douglas L. Col	Executive Vice President & Chief Financial Officer	2.5	Yes
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	2	Yes
Patrick D. Sugar	Executive Vice President of Operations	2	Yes
Rohit Lal	Executive Vice President & Chief Information Officer	2	Yes
(1)	As of December 31, 2023.

Executives are to satisfy the guidelines within five years of becoming subject to the guidelines. Until the guidelines are met, executives are encouraged to hold 75% of the realized share value (net of taxes) attributable to option exercises, performance stock unit payouts and vesting in restricted stock. The Compensation and Human Capital Committee monitors the progress toward, and continued compliance with, the stock ownership guidelines on a regular basis. The types of equity counted for purposes of the stock ownership guidelines are common stock, including restricted stock, and Company stock units held in the deferred compensation plan. Performance stock units and stock options are not counted for purposes of the guidelines.

Although there are no formal penalties for not fulfilling the requirements of the ownership guidelines, non-compliance may affect future equity awards. The foregoing sets forth the Company’s current ownership guidelines for executives. The Board (or any committee designated by the Board) may, at any time, amend, modify or terminate the guidelines in full or in part. The Board (or any committee designated by the Board) may also grant waivers of the guidelines in the event of special circumstances or as otherwise determined advisable or in the best interest of the Company in given circumstances.

Prohibition Against Short Sales, Hedging and Margin Accounts

Under the Company’s insider trading policy, Saia employees, including the Named Executive Officers, and Saia directors, are prohibited from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities or in hedging transactions (such as zero-cost collars and forward sale contracts) with respect to the Company’s stock. Additionally, such employees, including the Named Executive Officers, and directors are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Clawback Policies

The Board of Directors has adopted a Clawback Policy that complies with new Nasdaq listing standards, which obligates the Company to demand recovery of certain excess incentive compensation awarded to certain current and former executive officers if the result of a performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

2024 Proxy Statement	SAIA, INC.	37

COMPENSATION DISCUSSION AND ANALYSIS

In addition, the Company also maintains an Incentive Compensation Recovery Policy applicable to all current and former officers, senior managers and executives who participate in Saia’s incentive compensation plans and programs providing that if such individual engages in “Improper Conduct” (as defined under the Incentive Compensation Recovery Policy) or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award, Saia may, within three years following the payment or vesting of incentive compensation, seek recovery of such incentive compensation. In such instance, in accordance with the Incentive Compensation Recovery Policy, the Company may also cancel any unpaid or unvested incentive compensation. The Compensation and Human Capital Committee has discretion under the Incentive Compensation Recovery Policy to determine whether to seek recovery in a given situation based on a number of factors, including an assessment of the relative costs and benefits of seeking the recovery, whether seeking the recovery may violate applicable law or otherwise prejudice Saia’s interests, and such other factors as it deems relevant.

Tax Policies

Historically, the Compensation and Human Capital Committee structured annual and long-term incentives with the intention of satisfying the performance-based exemption from Section 162(m) of the Internal Revenue Code in order to deduct for tax purposes compensation paid to certain executive officers in excess of $1 million. Federal legislation signed into law on December 22, 2017, referred to as the Tax Cuts and Jobs Act, repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, compensation granted or paid in 2018 or thereafter to the Named Executive Officers may not be fully deductible for income tax purposes.

In establishing the compensation for executive officers, the Compensation and Human Capital Committee believes that the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that executive compensation must be maintained at the requisite level to attract and retain the executive officers essential to Saia’s financial success and, as a result, retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by Saia for tax purposes.

Section 409A of the Internal Revenue Code regulates deferred compensation that was not earned and vested prior to 2005. The Committee considers Section 409A in determining the form and timing of compensation paid to executives.

Sections 280G and 4999 of the Internal Revenue Code limit Saia’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” related to his or her severance from the Company in connection with a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Named Executive Officers. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Policies

The Company accounts for its employee stock-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. ASC Topic 718 requires that all employee stock-based compensation is recognized as a cost in the financial statements and that for equity-classified awards such costs are measured at the grant date fair value of the award.

38	SAIA, INC.	2024 Proxy Statement

Compensation Committee Report of Saia, Inc.

The Compensation and Human Capital Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation and Human Capital Committee Members

Randolph W. Melville, Chair

Di-Ann Eisnor

Kevin A. Henry

Jeffrey C. Ward

2024 Proxy Statement	SAIA, INC.	39

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2023, 2022 and 2021.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Frederick J. Holzgrefe, III President & Chief Executive Officer (PEO)	2023	910,000	—	3,382,889	—	1,277,276	160,694	5,730,859
	2022	875,000	—	1,916,617	477,691	1,152,397	102,167	4,523,872
	2021	825,000	—	1,981,414	404,744	1,650,000	76,358	4,937,517
Douglas L. Col Executive Vice President & Chief Financial Officer (PFO)	2023	523,120	—	1,070,024	—	533,981	82,661	2,209,786
	2022	480,000	—	584,276	146,040	442,512	65,222	1,718,049
	2021	437,750	—	567,678	115,910	612,864	47,893	1,782,095
Raymond R. Ramu Executive Vice President & Chief Customer Officer	2023	570,960	—	1,414,938	—	582,877	88,188	2,656,963
	2022	510,000	—	724,033	180,901	503,753	62,412	1,981,099
	2021	477,335	—	642,818	131,573	716,904	53,891	2,022,521
Patrick D. Sugar Executive Vice President of Operations	2023	491,573	—	1,218,358	—	501,826	68,854	2,280,611
	2022	425,016	—	482,700	120,601	391,823	53,608	1,473,748
	2021	375,361	—	546,298	70,799	404,653	41,566	1,438,677
Rohit Lal Executive Vice President & Chief Information Officer	2023	394,160	—	366,516	—	251,500	72,539	1,084,715
	2022	356,400	—	202,284	50,878	234,689	51,110	895,361
	2021	345,327	—	232,765	47,617	346,080	38,001	1,009,789
(1)

Stock Awards are comprised of performance stock units and restricted stock. Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for valuation assumptions used. At maximum performance levels for the performance stock units, these values for Mr. Holzgrefe would be: 2023: $4,036,052; 2022: $2,651,774; 2021: $2,931,469; for Mr. Col would be: 2023: $1,276,623; 2022: $808,445; 2021: $839,764; for Mr. Ramu would be: 2023: $1,688,132; 2022: $1,001,823; 2021: $951,086; for Mr. Sugar would be: 2023: $1,453,597; 2022: $668,090; 2021: $512,650; and for Mr. Lal would be: 2023: $437,282; 2022: $280,086; 2021: $344,241.

(2)

Valuation is based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for valuation assumptions used.

(3)	All other compensation amounts received by each Named Executive Officer for 2023 are set forth below:

Name	Perquisites & Other Personal Benefits ($)(a)	Car Allowance ($)	Company Contributions to Defined Contribution Plans (401(k)) ($)	Company Contributions to Defined Contribution Plans (Def. Comp.) ($)	Life Insurance Premiums ($)
Frederick J. Holzgrefe, III	11,039	8,706	9,900	126,147	4,902
Douglas L. Col	7,240	8,644	9,900	54,555	2,322
Raymond R. Ramu	6,281	6,945	11,362	61,278	2,322
Patrick D. Sugar	8,057	9,012	9,900	41,400	486
Rohit Lal	15,189	8,782	9,900	35,103	3,564
(a) Payment of club dues, fuel and tax preparation reimbursements.

40	SAIA, INC.	2024 Proxy Statement

SUMMARY COMPENSATION TABLE

Summary Compensation Table Narrative

Employment Agreement

The Company is a party to an employment agreement with Mr. Holzgrefe, dated April 28, 2020, that was entered into at the time he became Chief Executive Officer. The employment agreement is for a two-year initial term (renewing daily) and provides for a base salary that is to be reviewed annually, with the amount of such base salary not to decrease from the rate then in effect without Mr. Holzgrefe’s consent. The agreement also provides that Mr. Holzgrefe is to participate in the Company’s annual bonus plan, long-term incentive award plan and other benefits that are or may become available to senior executives of Saia. Mr. Holzgrefe’s agreement includes non-competition and customer and employee non-solicitation provisions that continue during the term of Mr. Holzgrefe’s employment and until two years after the date he ceases to be employed by the Company. The agreement also includes provisions designed to protect the intellectual property of Saia. See “Potential Payments Upon Termination or Change in Control — Employment Agreement — Frederick J. Holzgrefe, III” for additional information concerning benefits available upon termination of employment or a change in control.

Stock Awards

Stock Awards are comprised of performance stock units and restricted stock. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period. The number of shares of common stock that can be received ranges from zero to 200% of the target shares. Shares of restricted stock typically vest over three to five years. See “Grants of Plan-Based Awards” for information regarding performance stock units and restricted stock granted in 2023. See “Compensation Discussion and Analysis” for more information concerning performance stock units and restricted stock. See “Potential Payments Upon Termination or Change in Control” for information concerning benefits available upon termination of employment or a change in control.

Option Awards

The exercise price of stock options is the last sale price of Saia stock on Nasdaq on the grant date. Options vest one-third each year on the anniversary of the grant date and expire seven years after their grant date. There were no stock options granted in 2023. See “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting and other terms of the stock options.

Non-Equity Incentive Plan Compensation

Amounts shown in this column represent amounts earned under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan.

2024 Proxy Statement	SAIA, INC.	41

Grants of Plan-Based Awards

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2023.

2023 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frederick J. Holzgrefe, III	ACI	1/31/23	250,250	1,001,000	2,002,000	—	—	—	—	—	—	—
	PSU	2/8/23	—	—	—	1,175	4,698	9,396	—	—	—	2,018,026
	RS	2/8/23	—	—	—	—	—	—	4,698	—	—	1,364,863
Douglas L. Col	ACI	1/31/23	104,624	418,496	836,992	—	—	—	—	—	—	—
	PSU	2/8/23	—	—	—	372	1,486	2,972	—	—	—	638,311
	RS	2/8/23	—	—	—	—	—	—	1,486	—	—	431,713
Raymond R. Ramu	ACI	1/31/23	114,192	456,768	913,536	—	—	—	—	—	—	—
	PSU	2/8/23	—	—	—	491	1,965	3,930	—	—	—	844,066
	RS	2/8/23	—	—	—	—	—	—	1,965	—	—	570,872
Patrick D. Sugar	ACI	1/31/23	98,315	393,258	786,517	—	—	—	—	—	—	—
	PSU	2/8/23	—	—	—	423	1,692	3,384	—	—	—	726,799
	RS	2/8/23	—	—	—	—	—	—	1,692	—	—	491,560
Rohit Lal	ACI	1/31/23	49,270	197,080	394,160	—	—	—	—	—	—	—
	PSU	2/8/23	—	—	—	127	509	1,018	—	—	—	218,641
	RS	2/8/23	—	—	—	—	—	—	509	—	—	147,875

(1)	Type of Awards

ACI: Annual Cash Incentive

PSU: Performance Stock Unit

RS: Restricted Stock

Annual Cash Incentive awards were granted under the Saia, Inc. Annual Cash Bonus Plan. All other awards were granted under the Second Amended and Restated Saia, Inc. 2018 Omnibus Incentive Plan. See the Summary Compensation Table Narrative for additional information on these types of awards.

(2)	Shares of restricted stock granted on February 8, 2023 vest one-third on February 8, 2024, one-third on February 8, 2025 and one-third on February 8, 2026.

(3)

Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for valuation assumptions used.

42	SAIA, INC.	2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards Table Narrative

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column represent grants under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column represent grants of performance stock units. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period, ending December 31, 2025. Shares of stock to the extent earned will be paid in February 2026. See “Compensation Discussion and Analysis” for more information on the performance stock unit component of our long-term equity incentive plan. See “Potential Payments Upon Termination or Change in Control” for information concerning benefits available upon termination of employment or a change in control.

All Other Stock Awards

Amounts shown in this column represent grants of shares of restricted stock. See “Compensation Discussion and Analysis” for information on the restricted stock component of our long-term equity incentive plan and use of restricted stock for executive recruitment and retention and upon executive promotion. Also see “Potential Payments Upon Termination or Change in Control” for information concerning vesting upon termination of employment or a change in control.

2024 Proxy Statement	SAIA, INC.	43

Outstanding Equity Awards

The following table sets forth information regarding unexercised performance stock units and restricted stock held by the Named Executive Officers at December 31, 2023.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(7)(8)
Frederick J. Holzgrefe, III	—	2,154	—	200.81	2/11/28	9,392	(2)	4,115,762	28,168	12,343,781
	—	3,380	—	277.86	2/7/29	—		—	—	—
Douglas L. Col	—	617	—	200.81	2/11/28	6,009	(3)	2,633,264	8,506	3,727,499
	—	1,034	—	277.86	2/7/29	—		—	—	—
Raymond R. Ramu	—	700	—	200.81	2/11/28	3,601	(4)	1,578,030	10,474	4,589,916
	—	1,280	—	277.86	2/7/29	—		—	—	—
Patrick D. Sugar	—	377	—	200.81	2/11/28	4,630	(5)	2,028,959	7,322	3,208,647
	—	854	—	277.86	2/7/29	—		—	—	—
Rohit Lal	1,440	—	—	73.35	2/6/25	1,035	(6)	453,558	3,122	1,368,123
	1,790	—	—	66.03	2/7/26	—		—	—	—
	1,480	—	—	100.20	2/6/27	—		—	—	—
	506	254	—	200.81	2/11/28	—		—	—	—
	180	360	—	277.86	2/7/29	—		—	—	—

All options were issued under the Saia, Inc. Second Amended and Restated 2011 Omnibus Incentive Plan or the Saia, Inc. 2018 Omnibus Incentive Plan. See also “Potential Payouts Upon Termination or Change in Control” for additional information that could affect the vesting of these awards.

(1)	One-third of options vests each year on the anniversary of the grant date.

(2)	Mr. Holzgrefe’s restricted stock awards will vest as follows: 1,566 on 2/8/2024; 2,568 shares on 2/11/2024; 2,126 shares on 2/7/2025; 1,566 on 2/8/2025; and 1,566 shares on 2/8/2026.

(3)

Mr. Col’s restricted stock awards will vest as follows: 495 on 2/8/2024; 736 shares on 2/11/2024; 1,046 shares on 7/31/2024; 648 shares on 2/7/2025; 495 shares on 2/8/2025; 2,093 shares on 7/31/2025; and 496 shares on 2/8/2026.

(4)	Mr. Ramu’s restricted stock awards will vest as follows: 655 shares on 2/8/2024; 833 shares on 2/11/2024; 803 shares on 2/7/2025; 655 shares on 2/8/2025; and 655 shares on 2/8/2026.

(5)

Mr. Sugar’s restricted stock awards will vest as follows: 564 shares on 2/8/2024; 449 shares on 2/11/2024; 228 shares on 3/9/2024; 1,040 shares on 11/4/2024; 535 shares on 2/7/2025; 564 shares on 2/8/2025; 228 shares on 3/9/2025; 564 shares on 2/8/2026; and 458 shares on 3/9/2026.

(6)	Mr. Lal’s restricted stock awards will vest as follows: 169 shares on 2/8/2024; 302 shares on 2/11/2024; 224 shares on 2/7/2025; 170 shares on 2/8/2025; and 170 shares on 2/8/2026.

(7)	Value is based on the closing price of Saia stock of $438.22 on December 31, 2023, as reported on Nasdaq.

(8)

Reflects the maximum payout opportunity for the 2021 – 2023, 2022 – 2024 and 2023 – 2025 performance periods under the performance stock unit portion of our long-term equity incentive plan. The maximum payout opportunity for the 2021 – 2023 performance period (10,270 units for Mr. Holzgrefe; 2,942 units for Mr. Col; 3,332 units for Mr. Ramu; 1,796 units for Mr. Sugar; and 1,206 units for Mr. Lal), if earned, vest on December 31, 2023. The maximum payout opportunity for the 2022 – 2024 performance period (8,502 units for Mr. Holzgrefe; 2,592 units for Mr. Col; 3,212 units for Mr. Ramu; 2,142 units for Mr. Sugar; and 898 units for Mr. Lal), if earned, will vest on December 31, 2024. The maximum payout opportunity for the 2023 – 2025 performance period (9,396 units for Mr. Holzgrefe; 2,972 units for Mr. Col; 3,930 units for Mr. Ramu; 3,384 units for Mr. Sugar; and 1,018 units for Mr. Lal), if earned, will vest on December 31, 2025. See the Summary Compensation Table Narrative for additional information on performance stock units.

44	SAIA, INC.	2024 Proxy Statement

2023 Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested during 2023 for the Named Executive Officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederick J. Holzgrefe, III	8,550	1,715,957	12,732	3,706,921
Douglas L. Col	2,689	359,012	5,724	1,804,605
Raymond R. Ramu	5,294	988,772	8,105	2,359,771
Patrick D. Sugar	2,159	422,823	2,953	907,560
Rohit Lal	—	—	2,455	714,773
(1)

Amounts shown in this column represent performance stock units and shares of restricted stock that vested in 2023. Value realized was determined by multiplying the last sale price of Saia common stock on the vesting date by the number of shares that vested.

Non-Qualified Deferred Compensation

The following table sets forth information regarding the executive and Company contributions to the Capital Accumulation Plan, as well as investment earnings on the Capital Accumulation Plan for the Named Executive Officers in 2023.

2023 NON-QUALIFIED DEFERRED COMPENSATION TABLE(1)

Name	Executive Contributions in Last FY(2) ($)	Company Contributions in Last FY(3) ($)	Aggregate Earnings/(Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Frederick J. Holzgrefe, III	192,151	126,147	1,571,135	—	3,309,107
Douglas L. Col	—	54,555	840,460	—	1,701,331
Raymond R. Ramu	—	61,278	1,912,684	—	4,065,647
Patrick D. Sugar	9,776	41,400	99,710	—	284,502
Rohit Lal	333,068	35,103	1,884,378	—	4,464,323
(1)	See description of Capital Accumulation Plan in “Other Benefits and Perquisites — Deferred Compensation Plan” in Compensation Discussion and Analysis.

(2)	Amounts reported in this column are reported as salary in the last completed fiscal year in the Summary Compensation Table.

(3)	Amounts reported in this column are included in All Other Compensation in the last completed fiscal year in the Summary Compensation Table.

(4)

Amounts reported in this column for each Named Executive Officer include amounts previously reported in Saia’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and Saia matching contributions. This total reflects the cumulative value of each Named Executive Officer’s deferrals, Saia contributions and investment history.

2024 Proxy Statement	SAIA, INC.	45

Potential Payments Upon Termination or Change in Control

Saia is obligated to provide its Named Executive Officers with certain payments or other forms of compensation upon a termination of employment in certain cases or change in control of the Company. The information below describes the circumstances under which we may be obligated to provide such compensation and provides estimates of amounts that would have become payable under existing agreements, plans and arrangements had there been a change in control of the Company on December 31, 2023 or had the Named Executive Officer’s employment been terminated on such date.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. The factors that could affect these amounts include the time during the year of any such event, the Company stock price and the executive’s age.

Employment Agreement — Frederick J. Holzgrefe, III

The Company is party to an employment agreement with Mr. Holzgrefe, dated March 5, 2020, that was effective upon his becoming President and Chief Executive Officer on April 28, 2020. Mr. Holzgrefe’s employment agreement provides for severance payments and benefits to Mr. Holzgrefe in the event of his employment termination under certain circumstances. All severance payments and benefits pursuant to the employment agreement are conditioned upon Mr. Holzgrefe’s execution of a release in favor of the Company and compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement, which provisions continue during the term of Mr. Holzgrefe’s employment and for two years after the termination of such employment.

Payments Upon Termination Without Cause or Good Reason

In the event Mr. Holzgrefe’s employment is terminated by the Company without cause or by Mr. Holzgrefe for Good Reason, he is entitled to receive base salary and benefits accrued through the termination date, along with a severance benefit equal to two times his annual rate of base salary immediately preceding his termination of employment, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment. In addition, in that event, Mr. Holzgrefe is entitled to a prorated target bonus based on the actual portion of the fiscal year elapsed prior to termination, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment, together with interest on such target bonus at a reasonable rate to be determined by the Company. In addition, during the period of 24 months following Mr. Holzgrefe’s termination of employment, Mr. Holzgrefe (and if covered under the applicable program, his spouse) would remain covered by the employee benefit plans and programs that covered him immediately prior to his termination of employment subject to certain exceptions. In the event Mr. Holzgrefe’s participation in any such employee benefit plan is barred, Saia will arrange to provide Mr. Holzgrefe with substantially similar benefits. All outstanding stock options held by Mr. Holzgrefe at the time of termination become fully exercisable upon such termination and Mr. Holzgrefe would have two years from the date of such termination to exercise such stock options. In addition, any restricted stock held for one year or more would vest pro rata over three years. The employment agreement provides that in the event of an employment termination that would provide severance benefits under Mr. Holzgrefe’s change in control agreement (described below) and Mr. Holzgrefe’s employment agreement, Mr. Holzgrefe would be entitled to the greater of each benefit provided under the applicable agreements.

For purposes of the employment agreement, the term “Good Reason” means the failure of Saia in any material way either to pay or provide to Mr. Holzgrefe the compensation and benefits that he is entitled to receive under the employment agreement or the assignment to Mr. Holzgrefe of duties that are materially inconsistent with those of a president or chief executive officer that results in a diminution in Mr. Holzgrefe’s normal duties, responsibility and authority as set forth in the employment agreement.

Payments Upon Death or Disability

In the event of death or disability, Mr. Holzgrefe or his estate would receive salary and any other compensation and benefits earned through the date of the event and all outstanding stock options would immediately vest and would expire in one year.

46	SAIA, INC.	2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination for Cause or without Good Reason

Upon a termination for cause or a termination by Mr. Holzgrefe without Good Reason, Mr. Holzgrefe is entitled to receive base salary and benefits accrued through the termination date.

Change in Control Agreements

Each of the Named Executive Officers is party to a “double trigger” change in control agreement.

Under these agreements the executive will receive compensation as described below in the event of a “change in control” of the Company followed within two years by (i) the termination by Saia of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where the executive was employed immediately prior to the change in control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the change in control.

In the event of a qualifying payment event: (i) the executive will receive on the first day of the seventh month following the executive’s last day of employment a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination; and (ii) for two years following the executive’s employment termination (three years in the case of Mr. Holzgrefe), the executive is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering key executives of the Company and shall be entitled to receive the benefits available to key employees thereunder. If the executive’s participation under any such program is barred, the Company is required to arrange to provide the executive with substantially similar benefits.

In the event of a change in control, all outstanding stock options held by the executive immediately vest and remain exercisable for one year following the change in control (two years in the case of Mr. Holzgrefe).

For the purpose of the change in control agreements, a “change in control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

Severance Agreements

The Company entered into severance agreements with each Named Executive Officer (other than Mr. Holzgrefe, whose severance benefits are covered in his employment agreement) in connection with the agreement by such executives to become subject to noncompetition, employee and customer non-solicitation restrictions and provisions to protect the Company’s intellectual property. These severance agreements provide that if the Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive severance payments equal to 12 months of base salary, subject to satisfaction of certain conditions, including execution of a release of claims in favor of the Company and compliance with the employee’s restrictive covenant obligations. In the event the executive breaches any agreement with the Company, all severance obligations will cease and the Named Executive Officer is obligated to repay the Company the amount of any severance payments made. The severance agreements provide that if a Named Executive Officer becomes entitled to receive severance under both the severance agreement and his or her change in control agreement, the Named Executive Officer shall be paid severance under the change in control agreement only.

Annual Cash Incentive Plan

Each of the Named Executive Officers participates in the annual cash incentive plan. Upon termination of the employment of a Named Executive Officer for any reason prior to the payment date under the plan, the executive forfeits the award, except Mr. Holzgrefe would be entitled to a prorated target bonus to the date of termination, unless such termination is for cause, in which case the award is forfeited. See “Summary Compensation Table Narrative — Non-Equity Incentive Plan Compensation.”

2024 Proxy Statement	SAIA, INC.	47

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Performance Stock Unit Award Agreements

Each of the Named Executive Officers is subject to one or more performance stock unit award agreements. See the “Long-Term Equity Incentives — Performance Stock Units” subsection of the “Compensation Discussion and Analysis” section for additional information on how payouts of the performance stock units are calculated.

Under these agreements, upon involuntary termination other than for “cause” or termination due to death, total disability or retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed for at least 50% of the performance period of the agreement, otherwise the award is forfeited. Upon voluntary termination, the executive forfeits the award, except to the extent that the performance period of the agreement has expired before the executive’s voluntary termination, in which case the executive is entitled to payment of the award. Upon termination for cause, the executive forfeits the award regardless of whether the performance period has expired. For purposes of the performance stock unit award agreements, “cause” means gross negligence or gross neglect of duties, commission of a felony or significant misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or Company policy resulting in an adverse effect on the Company.

Under the performance stock unit award agreements, upon a “change in control,” as that term is defined in the 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), the executives would receive the percentage of the target incentive based on total stockholder return calculated as of the date of such change in control, prorated to reflect the actual number of months of service from the date of the grant of the performance stock unit to the date of the change in control. Any performance stock units that an executive is entitled to receive upon a change in control will be paid out in a lump sum concurrently with the change in control.

Under the Omnibus Incentive Plan, a “change in control” is generally defined to mean: (i) during any 12-month period any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 30% or more of the outstanding shares of Saia common stock, subject to certain exceptions; (ii) during any 12-month period the individuals who, as of the beginning of such period, constitute the Board cease to constitute at least a majority of the Board, subject to certain exceptions; or (iii) the consummation of a merger, consolidation or sale of substantially all the assets of the Company, unless following such transaction the holders of Saia common stock prior to the transaction continue to own 50% or more of the outstanding stock of the resulting corporation, no person becomes the beneficial owner of 30% or more of the outstanding stock of the resulting corporation by reason of such transaction and at least a majority of the members of the board of the corporation resulting from the transaction were members of the Board of Saia prior to the transaction.

Stock Option Agreements

Each of the Named Executive Officers is subject to one or more non-qualified stock option agreements. See “Summary Compensation Table Narrative — Option Awards”. Under these agreements, in the event of a “change in control” of the Company, as defined in the Omnibus Incentive Plan, any unvested options immediately vest and remain outstanding in accordance with their terms. In addition, the Compensation and Human Capital Committee has the discretion to cancel the outstanding options at the time of the change in control in which case a payment of cash, property or combination thereof would be made to the Named Executive Officer that is determined by the Compensation and Human Capital Committee to be equivalent in value to the consideration to be paid per share of Company common stock in the change in control transaction, less the exercise price of the option and multiplied by the number of outstanding options.

If the employment of a Named Executive Officer is terminated by the Company without cause or voluntarily by the executive, then any option then vested remains exercisable for 90 days following termination, but not beyond the expiration date of the option, and all unvested options terminate. If a Named Executive Officer’s employment is terminated for cause, then all options automatically terminate upon the termination date.

Upon the retirement after age 55 (the determination of retirement is made by the Compensation and Human Capital Committee) of a Named Executive Officer, the Compensation and Human Capital Committee has the discretion to cancel or vest any unvested options then outstanding and all vested options remain exercisable for 180 days after such retirement or until the expiration date of the option, whichever is first. In the event of a termination of the Named Executive Officer’s employment by reason of death or disability, the option automatically vests and may be exercised for 180 days after the Named Executive Officer’s death or disability or until the expiration date of the option, whichever is first. The vesting of Mr. Holzgrefe’s stock options in certain circumstances is described above under “Employment Agreement — Frederick J. Holzgrefe, III.”

48	SAIA, INC.	2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Restricted Stock Award Agreements

Each of the Named Executive Officers is subject to one or more restricted stock award agreements. See “Compensation Discussion and Analysis — Long-Term Equity Incentives — Restricted Stock Awards.” For restricted stock awards made prior to 2024, in the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited. For restricted stock awards made in 2024, in the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, any unvested awards become immediately vested. In the event of an employment termination for any other reason, all unvested shares under the award agreement are forfeited except certain restricted stock held by Mr. Holzgrefe will vest upon termination by the Company without cause or for Good Reason as described above under “Employment Agreement — Frederick J. Holzgrefe, III.” Upon a “change in control” of Saia, as defined in the Omnibus Incentive Plan, all unvested shares under the award agreements automatically vest.

The restricted stock agreements for awards granted to the Named Executive Officers (other than the Chief Executive Officer) contain restrictive covenants that are intended to protect the Company’s confidential information and intellectual property and prohibit the award recipient from working for the Company’s LTL competitors in the United States until one year following such Named Executive Officer’s termination. The restricted stock agreements also prohibit the award recipient from soliciting the Company’s customers on behalf of competitors or from soliciting for hire the Company’s employees or independent contractors until two years following such Named Executive Officer’s termination. Saia has the option to extend the non-compete period for one additional year upon payment to the Named Executive Officer of an additional year of base salary. Mr. Holzgrefe is subject to restrictive covenants under his employment agreement rather than his restricted stock agreements that continue for a period of two years following his employment termination.

Deferred Compensation

The Named Executive Officers are entitled to receive the amount in the Capital Accumulation Plan, including the vested portion of any Company contributions, in the event of termination of the executive’s employment other than due to cause. Termination for cause results in a forfeiture of the employer portion of deferred compensation (whether vested or unvested) under the Capital Accumulation Plan. The Company contributes five percent annually to the Capital Accumulation Plan for all participants, which contribution vests over a 5-year period. See “Compensation Discussion and Analysis — Other Benefits and Perquisites — Deferred Compensation Plan.”

Life Insurance Benefits

Mr. Holzgrefe has a $1 million term life insurance policy and each other Named Executive Officer has a $500,000 policy. If the Named Executive Officers had died on December 31, 2023, the survivors of Mr. Holzgrefe would have received $1,000,000 and the survivors of the other Named Executive Officers would have received $500,000 each, under these policies.

2024 Proxy Statement	SAIA, INC.	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a Named Executive Officer was terminated and, as applicable, a change in control occurred as of December 31, 2023, and that the price of our common stock equals $438.22 which was the closing price on Nasdaq on December 29, 2023 (the last business day of the year). Actual amounts that we may pay to any Named Executive Officer upon termination of employment, however, can only be determined at the time of such Named Executive Officer’s actual separation from Saia.

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Frederick J. Holzgrefe, III
Compensation:
Accrued Salary and Vacation	$37,917	$37,917	$37,917	$37,917	$37,917	$37,917
Annual Incentive(1)	1,001,000	—	1,001,000	—	—	—
Severance(2)	1,820,000	—	—	227,500	—	7,425,000
Performance Stock Units(3)	6,984,350	—	6,984,350	6,984,350	6,984,350	8,356,855
Stock Options (accelerated)(4)	1,053,398	—	1,053,398	1,053,398	1,053,398	1,053,398
Restricted Stock (accelerated)(5)	—	—	1,060,785	1,060,785	1,060,785	4,115,762
Benefits:
Capital Accumulation Plan(6)	—	—	437,587	437,587	437,587	—
Life, Disability, and Health Insurance(7)	78,175	—	78,175	1,997,741	1,000,000	78,175
Mr. Holzgrefe’s Totals	$10,974,840	$37,917	$10,653,211	$11,799,278	$10,574,036	$21,067,107

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Douglas L. Col
Compensation:
Accrued Salary	$21,797	$21,797	$21,797	$21,797	$21,797	$21,797
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	523,120	—	—	130,780	—	2,114,202
Performance Stock Units(3)	2,046,487	—	2,046,487	2,046,487	2,046,487	2,480,617
Stock Options (accelerated)(4)	—	—	312,294	312,294	312,294	312,294
Restricted Stock (accelerated)(5)	—	—	1,685,248	1,685,248	1,685,248	2,633,264
Benefits:
Capital Accumulation Plan(6)	57,838	—	166,614	166,614	166,614	—
Life, Disability, and Health Insurance(7)	—	—	—	1,427,556	500,000	52,116
Mr. Col’s Totals	$2,649,242	$21,797	$4,232,441	$5,790,777	$4,732,441	$7,614,291

50	SAIA, INC.	2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Raymond R. Ramu
Compensation:
Accrued Salary	$23,790	$23,790	$23,790	$23,790	$23,790	$23,790
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	570,960	—	—	142,740	—	2,388,478
Performance Stock Units(3)	2,398,524	—	2,398,524	2,398,524	2,398,524	2,972,592
Stock Options (accelerated)(4)	—	—	371,448	371,448	371,448	371,448
Restricted Stock (accelerated)(5)	—	—	360,655	360,655	360,655	1,578,030
Benefits:
Capital Accumulation Plan)(6)	89,824	—	128,618	128,618	128,618	—
Life, Disability, and Health Insurance(7)	—	—	—	1,950,616	500,000	52,116
Mr. Ramu’s Totals	$3,083,099	$23,790	$3,283,035	$5,376,391	$3,783,035	$7,386,455

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Patrick D. Sugar
Compensation:
Accrued Salary	$20,482	$20,482	$—	$20,482	$20,482	$20,482
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	491,573	—	—	122,893	—	1,986,798
Performance Stock Units(3)	1,412,821	—	—	1,412,821	1,412,821	1,907,133
Stock Options (accelerated)(4)	—	—	—	226,451	226,451	226,451
Restricted Stock (accelerated)(5)	—	—	—	932,094	932,094	2,028,959
Benefits:
Capital Accumulation Plan(6)	36,758	—	—	109,843	109,843	—
Life, Disability, and Health Insurance(7)	—	—	—	5,573,101	500,000	52,116
Mr. Sugar’s Totals	$1,961,634	$20,482	$—	$8,397,685	$3,201,691	$6,221,940

2024 Proxy Statement	SAIA, INC.	51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Rohit Lal
Compensation:
Accrued Salary	$16,423	$16,423	$16,423	$16,423	$16,423	$16,423
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	394,160	—	—	98,540	—	1,382,814
Performance Stock Units(3)	790,841	—	790,841	790,841	790,841	939,544
Stock Options (accelerated)(4)	1,840,897	—	1,958,929	1,958,929	1,958,929	1,958,929
Restricted Stock (accelerated)(5)	—	—	120,949	120,949	120,949	453,558
Benefits:
Capital Accumulation Plan(6)	47,774	—	109,573	109,573	109,573	—
Life, Disability, and Health Insurance(7)	—	—	—	629,199	500,000	52,116
Mr. Lal’s Totals	$3,090,095	$16,423	$2,996,715	$3,724,454	$3,496,715	$4,803,384

Footnotes for Tabular Disclosure

(1)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a pro rata amount of the target annual incentive upon termination for Good Reason or involuntary termination without Cause. The other Named Executive Officers must be employed on the date of payment of the annual incentive, which occurs after the amount of the incentive is certified by the Compensation and Human Capital Committee after the end of the year.

(2)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a severance payment of two times his annual rate of base salary upon termination for Good Reason or involuntary termination without Cause. Under the Change in Control Severance Agreements applicable to all Named Executive Officers, payment of severance upon a change in control requires a qualifying employment termination within two years after the change in control. In such event, the executive receives a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses in any consecutive 12-month period during the three years prior to termination and coverage for two years (three years in the case of Mr. Holzgrefe) under applicable medical, life insurance and long-term disability plans and programs covering the executives. In the event Mr. Holzgrefe is entitled to severance benefits under his Employment Agreement and Change in Control Severance Agreement, he is entitled to the greater of each benefit under the applicable agreements.

(3)

Amounts shown are value of performance stock units earned as of December 31, 2023, under 2021-2023 and 2022-2024 long-term incentive grants based on performance through December 31, 2023. Additionally amounts shown for change in control include stock units earned as of December 31, 2023 under the 2023-2025 long-term incentive grants based on performance through December 31, 2023.

(4)

Intrinsic value of stock options that vest upon a specified termination or a change in control. All stock options vest upon a change in control. Under Mr. Holzgrefe’s Employment Agreement, in the event of a termination for Good Reason or involuntary termination without Cause or upon death or disability, all outstanding stock options held by Mr. Holzgrefe vest. For all other Named Executive Officers, stock options vest upon death or disability. Upon retirement, the Compensation and Human Capital Committee has the discretion to cancel or vest any non-vested stock options held by the Named Executive Officers.

(5)

Intrinsic value of restricted stock that vests upon a specified termination or change in control. All shares of restricted stock vest upon a change in control. In the event of the death, disability or retirement of the executive more than one year after grant and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited. Upon termination for any other reason, all unvested shares are forfeited.

(6)	Amounts shown represent estimates of the accelerated vesting of employer contributions under the terms of the Capital Accumulation Plan as of December 31, 2023.

(7)

In the event of death: $1 million payment under term life insurance policy for Mr. Holzgrefe and a $500,000 payment under term life insurance policies for each of the other Named Executive Officers. Disability benefit is payable by insurance carrier pursuant to disability policy on the executive. Health insurance is estimated based upon the Company’s current cost per employee per month.

(8)

Severance payments under Severance Agreements for all Named Executive Officers other than Mr. Holzgrefe. Payment is equal to 12 months of base salary upon a termination without Cause and payment is contingent on execution of a release in favor of the Company. The Severance Agreements provide that if the executive is entitled to a severance payment under the Severance Agreement and the Change in Control Agreement, the executive is paid severance under the Change in Control Agreement only.

(9)	Executive is not eligible for retirement at December 31, 2023.

52	SAIA, INC.	2024 Proxy Statement

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated by the Securities and Exchange Commission, we are providing the following information about the ratio of the annual total compensation of our principal executive officer, Frederick J. Holzgrefe, III, Saia’s Chief Executive Officer, to Saia’s median employee’s annual total compensation.

For the year ended December 31, 2023, our last completed fiscal year:

•	the median of the annual total compensation of all employees of Saia (other than the CEO) was $68,608;

•	the annual total compensation of the CEO was $5,730,859, as reported in the Summary Compensation Table herein; and

•	the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 84 to 1.0.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

There were no significant changes in our methodology, or in the material assumptions, adjustments, or estimates from those used in our calculation last year. In determining the median employee, a listing of compensation was prepared of all of the approximately 14,000 employees (other than the CEO) as of December 31, 2023, including actual base salary and wages, bonus paid and any overtime paid during the year. Because Saia does not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure in determining the median. Wages and salaries were annualized for those employees that were not employed for the full year of 2023. Saia does not use seasonal or temporary workers. The median employee was selected from the annualized list.

2024 Proxy Statement	SAIA, INC.	53

Pay Versus Performance Table
Below is information regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020. In determining the “compensation actually paid” to our Named Executive Officers, SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section by SEC rules.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Current PEO ($)(2)	Compensation Actually Paid to Former PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Operating Income ($)(4)
2023	$5,730,859	—	$17,257,547	—	$2,058,019	$5,735,521	$470.60	$130.87	$354,857,000	$460,496,000
2022	$4,523,872	—	$(3,078,337)	—	$1,616,138	$(394,499)	$225.17	$97.55	$357,422,000	$470,488,000
2021	$4,937,517	—	$16,313,494	—	$1,563,271	$5,643,403	$361.93	$120.41	$253,235,000	$335,141,000
2020	$2,430,138	$2,692,691	$10,089,077	$15,866,394	$948,322	$2,395,295	$194.16	$106.29	$138,340,000	$180,321,000

(1)	Our Principal Executive Officer (“PEO”) and the remaining Named Executive Officers for the relevant fiscal year, as determined under SEC rules, are as follows:

Year	Current PEO	Former PEO	Non-PEO NEOs
2023	Frederick J. Holzgrefe III		Douglas L. Col, Rohit Lal, Raymond R. Ramu, and Patrick D. Sugar
2022	Frederick J. Holzgrefe III		Douglas L. Col, Raymond R. Ramu, Patrick D. Sugar and Anthony Norwood
2021	Frederick J. Holzgrefe III		Douglas L. Col, Raymond R. Ramu, Patrick D. Sugar and Rohit Lal
2020	Frederick J. Holzgrefe III	Richard D. O’Dell	Douglas L. Col, Robert S. Chambers, Raymond R. Ramu, Paul C. Peck and Karla J. Staver

54	SAIA, INC.	2024 Proxy Statement

PAY VERSUS PERFORMANCE TABLE

(2)
“Compensation actually paid” to our Named Executive Officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted per SEC rules as follows:

	2020			2021		2022		2023
Adjustments	Current PEO	Former PEO	Average non- PEO NEOs	Current PEO	Average non- PEO NEOs	Current PEO	Average non- PEO NEOs	Current PEO	Average non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(1,126,107)	$(1,957,361)	$(363,579)	$(2,386,158)	$(588,865)	$(2,394,308)	$(715,715)	$(3,382,889)	$(1,017,459)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$2,839,979	$5,850,426	$833,446	$5,042,837	$1,215,977	$1,398,460	$459,173	$5,795,923	$1,743,218
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$5,788,843	$8,957,943	$995,686	$8,003,541	$3,166,405	$(4,315,909)	$(1,255,471)	$7,617,848	$2,228,303
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$156,224	$322,695	$103,053	$715,757	$286,615	$(2,290,452)	$(498,624)	$1,495,805	$723,440
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$(121,633)	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$7,658,939	$13,173,703	$1,446,973	$11,375,977	$4,080,132	$(7,602,209)	$(2,010,637)	$11,526,688	$3,677,502
(3)	For the relevant fiscal year, represents the cumulative total shareholder return of the NASDAQ Transportation Index (the “Peer Group TSR”).

(4)	The Company selected measure is operating income which is a GAAP measure used in the annual cash incentive plan.
Relationship Between Compensation and Financial Performance Measures
The line graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our Net Income, and (iv) our Operating Income, in each case, for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

2024 Proxy Statement	SAIA, INC.	55

PAY VERSUS PERFORMANCE TABLE

As required under SEC rules, “compensation actually paid” reflects adjusted values to unvested and vested equity awards based on year-end
stock prices, various accounting valuation assumptions, and projected performance achievement levels for performance stock units, but does not reflect actual amounts paid out for those awards. Actual compensation paid, as defined under SEC rules, can fluctuate due to stock price changes and varying levels of projected and actual achievement of performance goals for performance stock units (as reflected in the significant decrease in 2022).

Net Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

56	SAIA, INC.	2024 Proxy Statement

PAY VERSUS PERFORMANCE TABLE

Operating Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

Pay Versus Performance Tabular List
We believe the following financial performance measures represent the most important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2023 to Company performance:

Company Selected Measures
Operating Income
Operating Ratio
Total Shareholder Return

2024 Proxy Statement	SAIA, INC.	57

Report of the Audit Committee of the Board of Directors

The Audit Committee operates pursuant to a written charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the investor relations section of the Company’s website at www.saia.com. For the year ended December 31, 2023, the Audit Committee was comprised of Donna E. Epps, Kevin A. Henry, Donald R. James and Susan F. Ward, each of whom met the independence and experience requirements of The Nasdaq Global Select Market. Ms. Epps and Ms. Ward are each an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection, evaluation and compensation of the independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2023 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal control over financial reporting, the reasonableness of significant accounting judgments and critical accounting policies and estimates and their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm those disclosures and other matters relating to their independence from Saia and management.

The Audit Committee discussed with Saia’s Director of Internal Audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and independent registered public accounting firm, with and without management present, to discuss the results of their audits of Saia’s internal controls, including internal control over financial reporting, and the overall quality of Saia’s financial reporting.

58	SAIA, INC.	2024 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from KPMG LLP dated February 23, 2024 regarding the audited consolidated financial statements of Saia for the year ended December 31, 2023, as well as the opinion of KPMG LLP on the effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Audit Committee Members

Susan F. Ward, Chair

Donna E. Epps

Kevin A. Henry

Donald R. James

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

2024 Proxy Statement	SAIA, INC.	59

Proposal 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Saia’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of Saia’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) on the frequency basis determined by the Company. The Company determined to present an advisory vote to the stockholders regarding the compensation disclosed in the proxy statement every year consistent with advisory votes of Saia’s stockholders in 2011, 2017 and 2023 to hold such advisory vote on compensation every year.

Saia believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Saia’s stockholders. This advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against this Proposal 2 (or you may abstain from voting).

Saia’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 95.8% of the votes cast on the matter at the 2023 annual meeting of stockholders. The Compensation and Human Capital Committee believes that this vote demonstrates strong support by Saia stockholders for our compensation philosophy and goals and the compensation decisions made by the Committee.

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Saia. However, Saia’s Compensation and Human Capital Committee will take into account the outcome of the stockholder vote on this Proposal 2 when considering future executive compensation arrangements.

Your Board of Directors unanimously recommends a vote “FOR” the following advisory resolution: Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby approved.

60	SAIA, INC.	2024 Proxy Statement

Proposal 3 – Amend and Restate the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and Make Various Conforming and Technical Revisions

The Board of Directors has adopted, declared advisable and is submitting for stockholder approval a Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) that adds a provision to the Company’s certificate of incorporation limiting the liability of certain officers of the Company and makes other various conforming and technical revisions.

The changes to be implemented by the proposed Second Amended and Restated Certificate of Incorporation are set forth in Appendix A to this Proxy Statement, in which deletions are indicated by red strike-through text and additions are indicated by blue underlined text. The following summary of such changes is qualified in its entirety by reference to Appendix A to this Proxy Statement.

Background of the Proposal

Officer Exculpation

Article VIII of the Company’s certificate of incorporation currently includes a provision authorized by the Delaware General Corporation Law (“DGCL”) that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. In 2022, the State of Delaware enacted legislation amending the DGCL to enable Delaware corporations to limit the personal monetary liability of certain officers for breach of the fiduciary duty of care in limited circumstances. In light of the change in Delaware law, the Board is proposing to amend Article VIII of the Company’s Certificate of Incorporation to limit the liability of certain Company officers in circumstances permitted by Delaware law.

The new Delaware legislation only permits, as does the proposed Second Amended and Restated Certificate of Incorporation, exculpation of certain officers of the Company for direct claims brought by stockholders for an officer’s breach of the fiduciary duty of care, including class actions. The proposed provision would not eliminate any officer’s monetary liability:

•	for breach of the duty of loyalty,

•	for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for any transaction in which the officer derived an improper benefit, or

•	for claims brought by Saia itself or for derivative claims brought by stockholders in the name of Saia.

The liability protections provided by the proposed exculpation provision would only apply to any officer of the Company who (i) is or was our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer at any time during the course of the alleged wrongful conduct, (ii) is or was identified in the Company’s public filings with the SEC because such officer is or was one of the mostly highly compensated executive officers of the Company at any time during the course of the alleged wrongful conduct or (iii) has consented to service of process in Delaware by written agreement with the Company.

The proposed amendment to Article VIII also includes a new provision that provides that if the DGCL is amended in the future to authorize the further elimination or limitation of liability of officers or directors, then the liability of the Company’s officers and directors, as applicable, would be eliminated or limited to the fullest extent authorized by the DGCL as so amended.

2024 Proxy Statement	SAIA, INC.	61

PROPOSAL 3

In deciding to approve the Second Amended and Restated Certificate of Incorporation and to recommend that the stockholders vote to approve the proposed exculpation provision, our Board believes that it is in the Company’s and stockholders’ interest that officers receive exculpatory protection from certain liabilities and expenses that is similar to what directors receive. In the absence of such protection, particularly with the recent trend of plaintiffs increasingly naming corporate officers as defendants in stockholder litigation, qualified officers might be deterred from serving as officers or, while officers, from making business decisions that involve risk, due to the potential exposure to personal monetary liability for business decisions that in hindsight are not successful.

The nature of the role of officers often requires them to make difficult decisions on important matters, frequently in response to time-sensitive opportunities and challenges. These decisions can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. The Board believes that it is reasonable to limit our officers’ concern about personal risk and will empower them to better exercise their business judgment in furtherance of stockholder interests. The Board believes this will help limit litigation that names officers as defendants, when directors cannot be named because of the exculpatory protection, as a litigation strategy to compel settlement offers. It is important to note that, as set forth in the proposed Second Amended and Restated Certificate of Incorporation and in accordance with the DGCL, the exculpation that would be afforded to our officers is more limited than what may be afforded to our directors in that officers may not be exculpated from liability in any action brought in the right of the Company.

The Board expects exculpation clauses applicable to officers will become widely adopted by other public companies, including our peers, and that failing to adopt this provision may make it difficult to recruit and retain exceptional officer candidates. Adopting the proposed Second Amended and Restated Certificate of Incorporation will benefit the stockholders by reducing actual and potential litigation, reducing attorney’s fees and other costs associated with such litigation, and allow for the retention and recruitment of key officers.

Conforming and Technical Revisions

In addition, we are proposing that Article VI of the Company’s certificate of incorporation be amended to remove provisions that are now obsolete related to the staggered election of directors. Before an amendment to the Company’s certification of incorporation made in 2021 (the “2021 Amendment”), Saia’s Board was divided into three classes. The 2021 Amendment implemented a destaggering of the Board over a 3-year phase out period. The 3-year phase out concludes with the election of all director positions at the 2024 Annual Meeting of Stockholders. The references to director classes for director elections during the phase out period are now unnecessary and potentially confusing. Removing the language makes it clear that the Board is no longer staggered and is voted on annually.

Effectiveness

If the stockholders approve this proposal, the changes will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If stockholders do not approve this proposal, the Company’s current certificate of incorporation will continue in place and the addition of the proposed officer exculpation provision and proposed conforming and technical revisions to the Company’s certificate of incorporation would not take effect. In addition, even if stockholders approve the proposed Second Amended and Restated Certificate of Incorporation by the required vote, the Board may abandon the Second Amended and Restated Certificate of Incorporation at any time prior to effectiveness of its filing with the Delaware Secretary of State without further action by the stockholders, in which case the addition of the proposed officer exculpation provision and proposed conforming and technical revisions to the Company’s certificate of incorporation would not take effect.

Vote Required for Approval

The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the second amended and restated certificate of incorporation of the company.

62	SAIA, INC.	2024 Proxy Statement

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Saia’s annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2023. The Audit Committee has appointed KPMG LLP to be Saia’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The stockholders are asked to ratify this appointment at the annual meeting. KPMG LLP has served as Saia’s independent registered public accounting firm since 2002. The Audit Committee and the Board believe it is in the best interests of Saia and its stockholders to retain KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2024 and recommend that stockholders ratify that appointment. A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace Saia’s independent registered public accounting firm and is directly responsible for the appointment, compensation and general oversight of the work of the independent registered public accounting firm. The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation whether to engage KPMG, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on the Saia audit;

•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

•	Appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG and its peer firms;

•	The quality and candor of KPMG’s communication with the Audit Committee and management; and

•	KPMG’s independence and tenure, including the benefits of being a long-tenured auditor and controls and processes that help insure KPMG’s independence (as described below).

Independent Registered Public Accounting Firm’s Fees

The following table details fees billed by KPMG LLP for its services during fiscal years 2022 and 2023:

	2022	2023
Audit Fees	$968,920	$991,625
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$968,920	$991,625

•

Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual consolidated financial statements and internal control over financial reporting and review of Saia’s quarterly reports.

•

Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s consolidated financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for any services not included in the first three categories.

2024 Proxy Statement	SAIA, INC.	63

PROPOSAL 4

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a written policy governing the engagement of Saia’s independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members but not to management. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories and sets fee limits for each specific service or project. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm and any fees for pre-approved services that exceed the pre-established limits.

The Audit Committee pre-approved 100% of the Company’s 2022 and 2023 audit fees, audit-related fees, tax fees and all other fees.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent registered public accounting firm for fiscal year 2024. The submission of this proposal for approval by the stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of KPMG LLP as independent registered public accounting firm for 2024.

64	SAIA, INC.	2024 Proxy Statement

Beneficial Ownership

The following table lists certain persons and entities known by Saia to own beneficially, as of December 31, 2023, more than five percent of Saia’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	2,816,921	(2)	10.6%
Capital International Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	2,794,576	(3)	10.5%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	2,489,503	(4)	9.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	1,971,092	(5)	7.4%

(1)

For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 26,549,372 (the number of shares of Saia common stock outstanding as of December 31, 2023).

(2)

The amount shown and the following information are derived from Amendment No. 15 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 24, 2024. According to the amended Schedule 13G, BlackRock possesses sole dispositive power over 2,816,921 shares and sole voting power over 2,741,615 shares of Saia common stock.

(3)

The amount shown and the following information are derived from Amendment No. 3 to Schedule 13G filed by Capital International Investors (“CII”) on February 9, 2024. According to the Schedule 13G, CII possesses sole dispositive power over 2,794,576 shares and sole voting power over 2,772,533 shares of Saia common stock.

(4)

The amount shown and the following information are derived from Amendment No. 8 to Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2024. According to the amended Schedule 13G, Vanguard possesses sole dispositive power over 2,451,696 shares, shared dispositive power over 37,807 shares and shared voting power over 9,509 shares of Saia common stock.

(5)

The amount shown and the following information are derived from Amendment No. 3 to Schedule 13G filed by T. Rowe Price Associates (“T. Rowe”) on February 14, 2024. According to the Schedule 13G, T. Rowe possesses sole dispositive power over 1,969,271 shares and sole voting power over 532,586 shares of Saia common stock.

2024 Proxy Statement	SAIA, INC.	65

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Capital Committee is currently comprised of Randolph W. Melville, Di-Ann Eisnor, Kevin A. Henry and Jeffrey C. Ward. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2023, no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation and Human Capital Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

Related Party Transactions

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. The Board of Directors has adopted Related Party Transaction Policies and Procedures. The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

There have been no related party transactions requiring disclosure under the rules or regulations of the Securities and Exchange Commission since January 1, 2023.

Other Matters

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

66	SAIA, INC.	2024 Proxy Statement

Information About the Annual Meeting

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1.	Elect ten directors for a term of one-year;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

3.	Vote to approve and adopt an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions; and

4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2024.

Stockholders also will transact any other business that may properly come before the meeting.

Who can attend the annual meeting? How do I attend?

This year’s annual meeting will be held in a virtual format through a live webcast.

Only stockholders of record at the close of business on March 4, 2024 have a right to attend the annual meeting. In order to be admitted to the annual meeting at www.meetnow.global/MT7RVRY, you must enter the control number found on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Saia does not permit guests to attend the annual meeting.

We encourage you to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting start time.

May stockholders ask questions at the meeting?

Yes. Members of Saia’s management team, members of the Board of Directors, and a representative of KPMG LLP, Saia’s independent registered public accounting firm, are expected to be present at the annual meeting to respond to appropriate questions of general interest from stockholders at the end of the meeting. Questions may be submitted in advance of the meeting at www.meetnow.global/MT7RVRY after logging in with your control number. Questions may be submitted now through the end of the annual meeting. Saia will post answers on its Investor Relations website to stockholder questions pertinent to meeting matters that are received before and during the annual meeting that cannot be answered due to time constraints.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 4, 2024, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. If your shares are held through a bank, broker or other nominee, you must instruct your bank, broker or nominee how to vote your shares using the voting instruction card provided to you by the bank, broker or nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 26,588,037 shares of Saia common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card.

2024 Proxy Statement	SAIA, INC.	67

INFORMATION ABOUT THE ANNUAL MEETING

Beneficial Owners. Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote?

Stockholders of Record.

1. You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2. You May Vote by Telephone. You may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. Telephone voting is available 24 hours a day. Votes submitted by telephone (1-800-652-8683) must be received by 11:59 p.m., Eastern Daylight Time on April 24, 2024.

3. You May Vote by Internet. You may vote by internet by following the instructions included on the proxy card. If you vote by internet, you do not have to mail in your proxy card. Internet voting is available 24 hours a day. Votes submitted through the internet (www.investorvote.com/SAIA) must be received by 11:59 p.m., Eastern Daylight Time on April 24, 2024.

4. You May Vote During the Meeting. You may vote during the meeting by using the control number located on the proxy card. Once you have entered the virtual meeting room you may access the voting prompt. After the polls have closed the voting prompt will be deactivated.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote during the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it during the annual meeting.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by giving written notice to Saia’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, your ability to revoke your proxy depends on the voting procedures of the bank, broker or other nominee. Please follow the directions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of directors, as to compensation of the Named Executive Officers, and with respect to whether to approve the amended and restated certificate of incorporation to limit the liability of certain officers and make various other technical and

68	SAIA, INC.	2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

conforming changes, unless the beneficial owners indicate how the shares are to be voted on such matter. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors, as to the compensation of Saia’s Named Executive Officers, and whether to adopt the amended and restated certificate of incorporation to limit the liability of certain officers and make various other technical and conforming changes, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person (virtually) or by proxy, of the holders of a majority of the shares of Saia common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the start of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and so long as the adjournment is not for longer than 30 days, no other notice will be given.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the ten nominees to the Board of Directors;

•	FOR the compensation of Saia’s Named Executive Officers as presented in Proposal 2;

•

FOR approval and adoption of the amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions as presented in Proposal 3; and

•	FOR the ratification of KPMG LLP as Saia’s independent registered public accounting firm as presented in Proposal 4.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. Douglas L. Col, the Company’s Executive Vice President, Chief Financial Officer and Secretary, will serve as the inspector of elections.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

2024 Proxy Statement	SAIA, INC.	69

INFORMATION ABOUT THE ANNUAL MEETING

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The advisory approval of the compensation of Saia’s Named Executive Officers and the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. With respect to the proposal concerning the adoption of the amended and restated certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions, approval requires the affirmative vote of a majority of all outstanding shares entitled to vote.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote.

Shares voting “ABSTAIN” on the advisory vote on executive compensation, whether to approve the amended and restated certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions and the ratification of the appointment of the Company’s independent registered public accounting firm, will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals.

In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of the election of directors, the advisory vote on executive compensation or the ratification of the appointment of the Company’s independent registered public accounting firm. With respect to the proposal to approve the amended and restated certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions, broker non-votes will have the same effect as a vote “AGAINST” the proposal.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection. For further assistance should you need it you may call 1-888-724-2416 from within the United States or +1 781-575-2748 if calling internationally.

70	SAIA, INC.	2024 Proxy Statement

Additional Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 25, 2024:

This proxy statement and our annual report to stockholders are also available to you on the Company’s website (www.saia.com) under the Investor Relations page.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Procedures for Recommendations and Nominations by Stockholders

Stockholder Recommendations

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the recommending stockholder as it appears on the Company’s books;

•	The number of shares owned beneficially and of record by such stockholder, the length of period held and proof of ownership of such shares;

•

If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (or a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

The recommendation must be accompanied by the information concerning the candidate required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder, generally providing for the disclosure of:

•

The name and address of the candidate, the candidate’s business experience and public company directorships during the past five years and information regarding certain types of legal proceedings within the past ten years involving the candidate and a statement of the particular experience, qualifications, attributes or skills that make the candidate appropriate for service on the Board;

•	The candidate’s ownership of securities in the Company; and

•	Transactions between the Company and the candidate valued in excess of $120,000 and certain other types of business relationships with the Company.

The recommendation must describe all relationships between the candidate and the recommending stockholder and any agreements or understandings between the recommending stockholder and the candidate regarding the recommendation. The recommendation shall describe all relationships between the candidate and any of the Company’s competitors, customers, suppliers or other persons with special interests regarding the Company.

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ADDITIONAL INFORMATION

The recommending stockholder must furnish a statement supporting its view that the candidate possesses the minimum qualifications prescribed by the Nominating and Governance Committee for director nominees, and briefly describing the contributions that the candidate would be expected to make to the Board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The recommendation must be accompanied by the consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the candidate’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholder Nominations for Election at Annual Meetings

To nominate a director candidate for election at an annual meeting, a stockholder must deliver timely notice of such nomination to the principal executive offices of the Company in accordance with, and containing the information required by, the Company’s Bylaws. To be timely, the notice must be received at the Company’s principal executive offices no later than the close of business on the 90th calendar day or earlier than the 120th calendar day prior to the first anniversary date of the immediately preceding year’s annual meeting. The process outlined in the Company’s Bylaws is the exclusive means for a stockholder to make director nominations at an annual meeting of stockholders.

In addition, to comply with Rule 14a-19 under the Securities Exchange Act of 1934, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 by February 24, 2025. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our Bylaws as described above.

The summary above is qualified entirely by reference to the applicable provisions of the Company’s Bylaws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company upon request. No stockholder nominations or proposals have been made in connection with the 2024 annual meeting of stockholders.

Stockholder Proposals for 2025 Annual Meeting

Any stockholder who intends to present a proposal (other than nomination of directors) at the annual meeting in 2025 must deliver the proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 17, 2024, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 26, 2024, and on or before January 25, 2025, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

Douglas L. Col

Secretary

72	SAIA, INC.	2024 Proxy Statement

APPENDIX A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SAIA, INC.

The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 4, 2000 under the name of ABC Trucking, Inc., and was amended to change the name of the Corporation to SCS Transportation, Inc. by Certificate of Amendment filed on October 1, 2001. An Amended and Restated Certificate of Incorporation was filed effective as of September 30, 2002. The Amended and Restated Certificate of Incorporation was amended to change the name of the Corporation to Saia, Inc. by Certificate of Ownership and Merger on July 20, 2006. The Amended and Restated Certificate of Incorporation was further amended on June 30, 2021 and on June 3, 2022.

This Second Amended and Restated Certificate of Incorporation has been duly ~~proposed by resolutions~~ adopted ~~and declared advisable~~ by the Board of Directors of the Corporation~~, duly adopted~~ and by the ~~sole stockholder~~stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections ~~103, 228,~~ 242 and 245 of the General Corporation Law of the State of Delaware.

This Second Amended and Restated Certificate of Incorporation ~~shall become effective at 5:00 p.m., Eastern time, on September 30, 2002 (the “Effective Date”)~~restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

Article I

NAME

Section 1.01 The name of the Corporation is “Saia, Inc.” (hereinafter referred to as the “Corporation”).

Article II

REGISTERED AGENT

Section 2.01 The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

Article III

PURPOSE

Section 3.01 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

2024 Proxy Statement	SAIA, INC.	A-1

APPENDIX A

Article IV

AUTHORIZED CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 100,050,000 shares. Such shares shall consist of 50,000 shares of preferred stock, par value $0.001 per share, amounting to $50 in the aggregate and 100,000,000 shares of common stock, par value $0.001 per share, amounting to $100,000 in the aggregate.

Section 4.01 Preferred Stock.

(a) The preferred stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of preferred stock authorized above.

(b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred stock from time to time, in one or more series, by resolution or resolutions and the filing of a certificate pursuant to the DGCL, to establish the designations, preferences and rights of each such series and any qualifications, limitations or restrictions thereof.

Section 4.02 Common Stock.

(a) The common stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of common stock authorized above.

(b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of common stock from time to time, in one or more series, by resolution or resolutions and the filing of a certificate pursuant to the DGCL, to establish the designations, preferences and rights of each such series and any qualifications, limitations or restrictions thereof.

(c) Without limiting the generality of the foregoing, shares of a series of common stock consisting of 20,000,000 shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called “Common Stock.” The holders of record of the Common Stock shall be entitled to the following rights:

(i) to vote at all meetings of stockholders of the Corporation, and such holders shall have one vote at all such meetings in respect of each share of Common Stock held of record by them;

(ii) subject to the prior rights of the holders of all classes or series of preferred stock or common stock other than Common Stock, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

(iii) subject to the prior rights of the holders of all classes or series of preferred stock or common stock other than Common Stock, at the time outstanding having prior rights as to distribution of assets upon liquidation, dissolution or winding-up, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

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APPENDIX A

Article V

STOCKHOLDER ACTION

Section 5.01 Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock or common stock other than Common Stock, (a) all action required or permitted to be taken by stockholders of the Corporation shall be taken at a duly called annual or special meeting and no action may be taken by written consent and (b) special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”), (ii) the Chairman of the Board of Directors, or (iii) the Chief Executive Officer of the Corporation.

Article VI

BOARD OF DIRECTORS; ELECTION

Section 6.01 Number, Election and Terms.

(a) Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock or common stock other than Common Stock, the number of the Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (which shall in no event be less than three).

(b) Subject to the right of the holders of any class or series of preferred stock or common stock other than Common Stock to elect one or more Directors of the Corporation~~:~~

~~(i)~~ , the Directors elected at ~~From the effective date of this Certificate of Amendment until the election of Directors at the 2022 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors the Directors in Class II having a term expiring at the 2022 annual meeting of stockholders, the shall be divided into three classes of directors, Class I, Class II and Class III (each Class as nearly equal in number as possible), with Directors in Class III having a term expiring at the 2023 annual meeting of stockholders and the Directors in Class I having a term expiring at the 2024 annual meeting of stockholders.~~

~~(ii) Commencing with the election of the Directors at the 2022 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into two classes of Directors, Class I and Class III, with the Directors in Class III having a term that expires at the 2023 annual meeting of stockholders and the Directors in Class I having a term that expires at the 2024 annual meeting of stockholders. The successors of the Directors who, immediately prior to the 2022 annual meeting of stockholders, were members of Class II (and whose terms expire at the 2022 annual meeting of stockholders) shall be elected to Class III; the Class III Directors who, immediately prior to the 2022 annual meeting of stockholders, were members of Class III and whose terms were scheduled to expire at the 2023 annual meeting of stockholders shall be assigned by the Board of Directors to Class III for a term expiring at the 2023 annual meeting of stockholders; and the Directors who, immediately prior to the 2022 annual meeting of stockholders, were members of Class I and whose terms were scheduled to expire at the 2024 annual meeting of stockholders shall be assigned by the Board of Directors to Class I for a term expiring at the 2024 annual meeting of stockholders.~~

~~(iii) Commencing with the election of the Directors at the 2023 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board shall be divided into one class of Directors, Class I, with the Directors in Class I having a term that expires at the 2024 annual meeting of stockholders. The successors of Directors who, immediately prior to the 2023 annual meeting of stockholders, were members of Class III (and whose terms expire at the 2023 annual meeting of stockholders) shall be elected to Class I for a term that expires at the 2024 annual meeting of stockholders, and the Directors who, immediately prior to the 2023 annual meeting of stockholders, were members of Class I and whose terms were scheduled to expire at the 2024 annual meeting of stockholders shall be assigned by the Board of Directors to Class I for a term expiring at the 2024 annual meeting of stockholders.~~

2024 Proxy Statement	SAIA, INC.	A-3

APPENDIX A

~~(iv) Until the 2024 annual meeting of stockholders, the Board of Directors shall remain classified as provided in Section 141(d) of the DGCL. Commencing with the election of directors at the 2024 annual meeting of stockholders, the Board of Directors shall cease to be classified and the Directors elected at the 2024 annual meeting of stockholders (and~~ each annual meeting of stockholders ~~thereafter)~~ shall be elected for a term expiring at the next annual meeting of stockholders.

(c) Each Director elected at any annual meeting of stockholders shall hold office until such Director’s successor shall have been elected and qualified, subject to prior death, resignation or removal.

Section 6.02 Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of Directors of the Corporation need not be by written ballot.

Article VII

AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 7.01 The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article VIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

Article VIII

EXCULPATION; INDEMNIFICATION

Section 8.01 Exculpation of Directors~~. A~~ and Officers. No Director or officer shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except, if required by the DGCL, for liability (a) of a Director under Section 174 of the DGCL, (b) for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (~~b~~c) for acts or omissions by a Director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (~~c) under Section 174 of the DGCL, or (~~d) for any transaction from which the Director or officer derived an improper personal benefit or (e) for an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Section 8.01 shall eliminate or reduce the effect of this Section 8.01 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 8.01 would accrue or arise, prior to such amendment or repeal. If the DGCL is amended hereafter authorizing corporate action further eliminating or limiting the personal liability of Directors or officers, then such personal liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

A-4	SAIA, INC.	2024 Proxy Statement

APPENDIX A

Section 8.02 Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments shall be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 8.02 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 8.02 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 8.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

2024 Proxy Statement	SAIA, INC.	A-5

APPENDIX A

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this    th day of      .

this th day of .

A-6	SAIA, INC.	2024 Proxy Statement

SAIA VOTE ENDORSEMENT_LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SAIA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SAIA 2024 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Di-Ann Eisnor 02—Donna E. Epps 03—John P. Gainor, Jr. 04—Kevin A. Henry 05—Frederick J. Holzgrefe, III 06—Donald R. James 07—Randolph W. Melville 08—Richard D. O’Dell 09—Jeffrey C. Ward 10—Susan F. Ward For Against Abstain For Against Abstain 2. Approve on an advisory basis the compensation of Saia’s Named Executive Officers 3. Approve and adopt an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions For Against Abstain 4. Ratify the appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for fiscal year 2024 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 1UPX 6031 1 1 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03XU2AB

The 2024 Annual Meeting of Stockholders of Saia, Inc. will be held on Thursday, April 25, 2024 at 10:30 a.m. Eastern Daylight Time, virtually via the internet at meetnow.global/MT7RVRY To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SAIA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SAIA, Inc. + Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2024 Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 25, 2024 at 10:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +

SAIA VOTE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Di-Ann Eisnor 02—Donna E. Epps 03—John P. Gainor, Jr. 04—Kevin A. Henry 05—Frederick J. Holzgrefe, III 06—Donald R. James 07—Randolph W. Melville 08—Richard D. O’Dell 09—Jeffrey C. Ward 10—Susan F. Ward For Against Abstain For Against Abstain 2. Approve on an advisory basis the compensation of Saia’s Named Executive Officers 3. Approve and adopt an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions For Against Abstain 4. Ratify the appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for fiscal year 2024 BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 6031 1 1 + 03XU3A

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SAIA, Inc. Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2024 Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 25, 2024 at 10:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)